UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AAR CORP.
(Name of Registrant as Specified In Its Charter)

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One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

Dear Fellow Stockholders:

On behalf of our Board of Directors, I invite you to join us at our 2017 annual meeting of stockholders. The annual meeting will be held on Wednesday, October 11, 2017 at 9:00 a.m., Central Time, at the Company's corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191.

Our fiscal year ended May 31, 2017 was a strong year for the Company. We achieved positive financial results, a 43% increase in our stock price and continued performance momentum across our aviation services businesses. We aim to capitalize on this momentum in the current fiscal year by enhancing our services portfolio and extending our market reach.

Your Board is committed to creating long-term value for you through its oversight of the Company's business strategy, financial performance, operating results and risk management. We value the input that we receive from you on all important matters affecting the Company. We will continue to make stockholder engagement an ongoing priority for the Company.

We say goodbye this year to two wonderful leaders of the Company: Ron Fogleman and Tim Romenesko. Ron, our longest-serving independent director and our first Lead Director, will retire at our 2017 annual meeting of stockholders. Tim will retire in December 2017 after 36 years of service with the Company in numerous capacities, including President and Chief Operating Officer and, currently, Vice Chairman, Chief Financial Officer and a director of the Company. On behalf of our Board, our management and our employees, I want to thank Ron and Tim for their outstanding contributions to the Company.

We were very pleased to welcome to the Company this year Duncan J. McNabb, who joined our Board in April 2017, and Michael D. Milligan, who will join the Company on September 1, 2017 as our new Chief Financial Officer. In addition, John M. Holmes, previously the head of our Aviation Services business group, became President and Chief Operating Officer of the Company on June 1, 2017 and a director on July 10, 2017. Your Board is confident that the Company remains in strong and capable hands, with leaders keenly focused on the Company's future success.

We look forward to seeing you at the annual meeting. Please vote your shares as promptly as possible, whether or not you plan to attend the annual meeting. Every stockholder vote is important!

David P. Storch
 Chairman and Chief Executive Officer

August 31, 2017

Notice of Annual Meeting of Stockholders to be Held on Wednesday, October 11, 2017

To Our Stockholders:

We are pleased to invite you to attend our 2017 annual meeting of stockholders. Please read the information in this notice and proxy statement to learn more about AAR CORP. and the matters to be voted on at the annual meeting.

Date	Wednesday, October 11, 2017

Time	9:00 a.m., Central Time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Purposes	You will be asked at the annual meeting to:

Elect four directors;

Vote on an advisory proposal to approve our Fiscal 2017 executive compensation;

Vote on an advisory proposal on the frequency of our future executive compensation votes;

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2018; and

Transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You may vote your shares at the annual meeting if you were a stockholder on August 16, 2017.

Voting	Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. We also welcome you to attend the meeting and vote in person.

By Order of the Board of Directors,

Robert J. Regan
 Vice President, General Counsel and Secretary

August 31, 2017

PROXY STATEMENT FOR OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of the Proxy Materials for Our Annual Meeting of Stockholders to Be Held on Wednesday, October 11, 2017:

This Notice and Proxy Statement, our 2017 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2017 are available free of charge at www.proxyvote.com

2017 PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Annual Meeting Information

Date and Time	Wednesday, October 11, 2017 at 9:00 a.m., Central Time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Record Date	Wednesday, August 16, 2017

Voting
Stockholders of record as of the close of business on the record date may vote by proxy over the Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card or voting information card; or in person at the annual meeting.

Proposals to Be Voted On at the Annual Meeting

Board Recommendation

Proposal 1	Election of four directors (pages 6-10):	FOR ALL NOMINEES

Name	Brief Biography

PATRICK J. KELLY (Independent director)

Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).

DUNCAN J. MCNABB (Independent director)

Since 2011, Co-Founder and Managing Partner of Ares Mobility Solutions, Inc. (a privately-held logistics business); General, U.S. Air Force (Retired); Former Commander of the United States Transportation Command ("US TRANSCOM").

PETER PACE (Independent director)	General, U.S. Marine Corps (Retired); Former Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces).

RONALD B. WOODARD (Independent director)	Since 2014, retired Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company which he co-founded after 32 years of service with The Boeing Company).

Proposal 2	Advisory proposal to approve our Fiscal 2017 executive compensation (pages 11-12).	FOR

Proposal 3	Advisory proposal on the frequency of our future executive compensation votes (page 13).	"1 YEAR"

Proposal 4	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2018 ("Fiscal 2018") (pages 14-15).	FOR

Fiscal 2017 Business Performance Highlights

The Company is a leading global provider of aviation services to the commercial aviation and government and defense markets. AAR combines a close-to-the-customer business model with a broad menu of capabilities to help customers operate more efficiently, reduce costs and maintain high levels of safety, quality and service.

We operate in two business segments: Aviation Services and Expeditionary Services.

Our Aviation Services business segment consists of:

Supply chain activities — airframe and engine parts supply; inventory management; original equipment manufacturer ("OEM") parts distribution; component repair management; and aircraft and engine sales and leasing — that help our customers reduce costs and increase aircraft availability; and

Maintenance, repair, and overhaul ("MRO") services — aircraft maintenance and modifications; landing gear, wheel and brake services; component repair and engineering solutions — that enable our customers to operate safely and efficiently.

Our Expeditionary Services business segment includes aircraft and search and rescue services in support of vital defense, contingency and humanitarian aid operations in austere environments around the world. Expeditionary Services also includes our mobility services business, which supplies shelters, containers and pallets to support the movement of troops and supplies, our composites business and the integration of command and control systems and technical services.

In Fiscal 2017:

We reported sales of $1.768 billion, net income of $50.2 million and total diluted earnings per share of $1.64 ($1.45 per share from continuing operations and $0.19 per share from discontinued operations);

We continued to maintain a strong balance sheet, with working capital of $553.4 million, net debt of $149.0 million and available liquidity of $365.0 million as of May 31, 2017;

We returned capital of $30.0 million to our stockholders through common stock repurchases and dividends; and

We continued to execute our strategy as a pure-play aviation services company serving global commercial and government markets by focusing on our key imperatives:

      •
      Pursue connected businesses that reinforce collective growth prospects;

      •
      Expand margins through differentiated capabilities;

      •
      Increase our global footprint;

      •
      Leverage data and digital solutions to deliver lower customer costs;

      •
      Establish positioning on new generation aircraft platforms; and

      •
      Attract, empower and deploy exceptional, entrepreneurial talent.

v

Fiscal 2017 Executive Compensation Highlights

Key Elements of Our Fiscal 2017 Executive Compensation Program

Set our Chief Executive Officer's base salary at $835,000, which was at or around the 25th percentile among CEOs of our peer group;

Set the base salaries of our other named executive officers at or around the 50th percentile of our market peers;

Fixed the annual cash bonus targets of our executive officers at the market median;

Emphasized performance-based compensation over fixed compensation;

Continued to use performance-based restricted stock and stock options as the preferred stock vehicles for our executive officers;

Retained performance measures under our annual cash bonus plan (earnings per share and working capital turns) and for our performance-based restricted stock (cumulative net income and return on invested capital) that are critical barometers of the Company's success; and

Eliminated all tax gross-ups in our executive agreements and replaced single-trigger change-in-control provisions with double-trigger provisions.

Actual Pay-for-Performance Results for Our Named Executive Officers

Pay-for-performance compensation (annual cash bonus plus the dollar value of performance-based restricted stock and stock options) represented 84.5% of the total direct compensation of our Chief Executive Officer, David P. Storch, in Fiscal 2017, compared to fixed compensation (base salary) of 15.5% of his total direct compensation; and

Pay-for-performance compensation represented 79.9% of the total direct compensation of our other named executive officers in Fiscal 2017, compared to fixed compensation (base salary plus time-based restricted stock) of 20.1% of their total direct compensation.

Key Compensation Policies and Practices

Annual stockholder approval of our executive compensation

Performance-based (i.e., non-guaranteed) annual cash bonuses

Significant emphasis on performance-based stock-based compensation

Challenging performance targets under our annual cash bonus and stock-based compensation plans

Multi-year vesting periods for stock awards

"Double trigger" change-in-control provisions (requiring a change-in-control and a termination of employment)

No tax gross-ups

No repricing of stock options without stockholder approval

No dividends on performance-based restricted stock until performance goals are met

Stock ownership and retention guidelines for directors and executive officers

Prohibitions on short sales, pledging and hedging transactions

Clawback of incentive compensation in the event of certain financial restatements

Fiscal 2017 Corporate Governance Highlights

Our goal is to ensure that our corporate governance practices reflect best practices consistent with the Company's culture, strategy and performance.

The following table identifies the Company's key corporate governance practices and related information:

Corporate Governance Information	As of August 31, 2017

Number of directors	14*

Number of independent directors	11*

Average age of directors	65*

Average tenure of directors	10 years*

Director retirement age	75 on nomination date

Lead director	Yes

Stock ownership and retention guidelines	Yes

Annual stock grant to non-employee directors	Yes

Independent directors — executive sessions	Yes

Independent compensation consultant	Yes

Annual Board and Board Committee self-evaluations	Yes

Director orientation and continuing education programs	Yes

All directors are "audit committee financial experts"	Yes

Code of business ethics and conduct	Yes

Ethics hotline policy	Yes

Related person transaction policy	Yes

Disclosure committee for financial reporting	Yes

Annual stockholder approval of executive compensation	Yes

Stockholder engagement program	Yes

No poison pill	Yes

  *
  We will have 12 directors following the retirement of General Fogleman and Mr. Romenesko on October 11, 2017 (the date of our annual meeting of stockholders). Ten of the 12 directors will be independent directors, the average age of the directors will be 64 and the average tenure of the directors will be 9.5 years (8.5 years for the 10 independent directors).

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2017 annual meeting of stockholders on Wednesday, October 11, 2017 at 9:00 a.m., Central Time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement, whether or not you attend the annual meeting.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why am I receiving these proxy materials?

Our Board of Directors is providing these proxy materials to you, beginning on or about August 31, 2017, in connection with its solicitation of proxies for use at the Company's 2017 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and our most highly paid executive officers, and corporate governance and other information about the Company required by the rules of the Securities and Exchange Commission ("SEC").

Can I access the proxy materials electronically?

Yes, we are distributing our proxy materials over the Internet under the "notice and access" approach permitted by the SEC rules. This approach reduces the cost and environmental impact of printing and distributing the proxy materials for our annual meeting.

We mailed a "Notice of Internet Availability of Proxy Materials" to all of our stockholders on or about August 31, 2017. The Notice provides you with instructions on how to:

Access and review our proxy materials over the Internet;

Submit your vote over the Internet; and

Request printed copies of our proxy materials.

This proxy statement, our annual report to stockholders for the fiscal year ended May 31, 2017 ("Fiscal 2017") and our Fiscal 2017 annual report on Form 10-K may be viewed online at www.proxyvote.com.

What proposals am I voting on at the annual meeting?

You will vote on four proposals at the annual meeting:

Proposal 1 — The election of Patrick J. Kelly, Duncan J. McNabb, Peter Pace and Ronald B. Woodard as directors to serve until the 2020 annual meeting of stockholders;

Proposal 2 — An advisory proposal to approve our Fiscal 2017 executive compensation;

Proposal 3 — An advisory proposal on the frequency of our future executive compensation votes; and

Proposal 4 — The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2018 ("Fiscal 2018").

Who is entitled to vote at the annual meeting?

You are entitled to vote at the annual meeting if you were an AAR CORP. stockholder at the close of business on August 16, 2017. This date is referred to as the "record date" in this proxy statement.

Stockholder of Record.    You are a "stockholder of record" if your shares are registered in your name with Computershare, our transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card, voting by telephone or over the Internet, or in person by attending and voting at the annual meeting.

Beneficial Owner.    You are a "beneficial owner" of shares if your shares are held in a brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the "stockholder of record" of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by brokers, banks and other nominees on behalf of their beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares.

You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters for 10 days prior to the meeting and during the meeting.

On the record date, 34,622,093 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do I vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m., Central Time, on October 10, 2017 (the day prior to the annual meeting). If you vote by telephone or over the Internet, please do not return your proxy card.

How do I revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before your proxy is exercised by:

Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

Submitting a later-dated proxy by telephone, over the Internet or by mail; or

Voting in person at the annual meeting.

How will the proxy holders vote the shares?

The persons designated on the proxy card as the Company's "proxy holders" will vote all shares covered by your proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares as follows:

FOR the election of the four director nominees;

FOR the advisory proposal to approve our Fiscal 2017 executive compensation;

FOR "1 YEAR" on the advisory proposal on the frequency of our future executive compensation votes; and

FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2018.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interests of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the annual meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner of the shares.

Please note that brokers, banks and other nominees will have discretionary authority to vote their shares on the ratification of KPMG LLP. However, they will not have discretionary authority to vote their shares on the election of directors, the advisory proposal to approve our Fiscal 2017 executive compensation or the advisory proposal on the frequency of our future executive compensation votes, unless their beneficial owners provide specific voting instructions in each case. Accordingly, please provide specific voting instructions on these proposals to your broker, bank or other nominee so that your vote may be counted.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of "withhold" votes, abstentions, and broker non-votes.

	Required Vote	Effect of "Withhold" Votes, Abstentions and Broker Non-Votes

Proposal 1 — Election of four directors	Affirmative vote of a plurality of the shares of common stock present and entitled to vote (the four nominees who receive the greatest number of votes will be elected directors of the Company).	"Withhold" votes and broker non-votes will have no effect on the voting for this matter. There will be no abstentions for this matter.

Proposal 2 — Advisory proposal to approve our Fiscal 2017 executive compensation	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	Abstentions will have the effect of a vote "against." Broker non-votes will have no effect on the voting for this matter.

Proposal 3 — Advisory proposal on the frequency of our future executive compensation votes	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	Abstentions and broker non-votes will have no effect on the voting for this matter.

Proposal 4 — Ratification of the appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	Abstentions will have the effect of a vote "against." There will be no broker non-votes for this matter.

How will the votes at the annual meeting be tabulated?

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $12,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail or in person. Directors, officers and employees of the Company also may solicit proxies for no additional compensation.

Where will I find the voting results on the proposals presented at the annual meeting?

We intend to announce the preliminary voting results at the annual meeting. We will publish the final voting results on a Current Report on Form 8-K that we will file with the SEC within four business days of the annual meeting.

PROPOSAL 1 — ELECTION OF OUR DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board of Directors. The Board has currently set the number of directors at 14. Our directors are divided into three classes: Class I (four directors), Class II (five directors), and Class III (five directors). Each class has a three-year term.

Effective as of the date of the annual meeting, Ronald R. Fogleman (a Class II director) and Timothy J. Romenesko (a Class III director) will retire from the Board, and the size of the Board will be reduced to 12 members, with each Class consisting of four directors.

The Board of Directors has nominated four individuals to be elected as Class III directors at the annual meeting, each to serve a three-year term expiring at the 2020 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The Class III nominees for director are Patrick J. Kelly, Duncan J. McNabb, Peter Pace and Ronald B. Woodard.

Each nominee is currently serving as a director of the Company. Each director nominee has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and the SEC.

Information about Our Director Nominees and Our Continuing Directors

Information about our director nominees and our continuing directors whose terms expire in future years is set forth below:

OUR DIRECTOR NOMINEES

Director Since
Class III Directors whose terms expire at the 2020 annual meeting
PATRICK J. KELLY (independent director), 62: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long-term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

DUNCAN J. MCNABB (independent director), 65: Since 2011, Co-Founder and Managing Partner of Ares Mobility Solutions Inc. (a privately-held logistics business); General, U.S. Air Force (Retired) after 37 years of active commissioned service. Former Commander, U.S. Air Mobility Command, 33rd Vice Chief of Staff of the U.S. Air Force and Former Commander of US TRANSCOM.	2017
Other current public company directorship: Atlas Air Worldwide, Inc.

Director Qualifications: The Board of Directors concluded that General McNabb should serve as a director of the Company based on his government resourcing and government affairs expertise, his strategic planning, operations and leadership skills and his 37-year record of service with the United States Air Force, including his service as Commander of the United States Transportation Command (the single manager for global air, land and sea transportation for the Department of Defense).

Director Since
PETER PACE (independent director), 71: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces).	2012
Other current public company directorships: Qualys, Inc.
Other public company directorships held in the past five years: Laserlock Technologies, Inc., Pike Electric Corp., Textura Corporation and Wi2Wi Corporation.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council), his understanding of the government and defense markets, and his current and prior service as a director of other public companies.

RONALD B. WOODARD (independent director), 74: Since 2014, retired Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years of service). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of de Havilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.

2004
Other current public company directorships held in the past five years: Outerwall, Inc. (formerly Coinstar, Inc.).

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his management and manufacturing experience as a senior officer of The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines, Inc.

Our Board of Directors unanimously recommends that you vote "FOR" each director nominee.

OUR CONTINUING DIRECTORS

Director Since
Class I Directors whose terms expire at the 2018 annual meeting
ANTHONY K. ANDERSON (independent director), 61: Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, served in various management positions during a 35-year career with Ernst & Young LLP.	2012
Other current public company directorships: Avery Dennison Corp., Exelon Corp. and Marsh & McLennan Companies.
Other public company directorships held in the past five years: First American Financial Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing management talent programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

MICHAEL R. BOYCE (independent director), 69: Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company) and Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 2005 to May 2015, Chairman and Chief Executive Officer of PQ Corporation. From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Other current public company directorships: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business experience.

DAVID P. STORCH, 64: Chairman of the Board of AAR CORP. since 2005 and Chief Executive Officer since 1996. President of AAR CORP. from 1989 to 2007 and 2015 to June 2017.	1989
Other current public company directorships: KapStone Paper and Packaging Corp. and Kemper Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his current position as Chairman of the Board and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 38-year career with the Company, his knowledge of the commercial aviation and government and defense services industries, and his leadership role in transforming the Company into a leading international provider of aviation services to the commercial aviation and government and defense markets.

Director Since
JENNIFER L. VOGEL (independent director), 55: Since 2012, co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management. From 2003 to 2010, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc.	2016
Other public company directorships held in the past five years: American Science and Engineering, Inc., Clearwire Corporation and Virgin America, Inc.

Director Qualifications: The Board of Directors concluded that Ms. Vogel should serve as a director of the Company based on her experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines and on the board of Virgin America, her legal and corporate governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her experience as a director of other public companies.

Class II Directors whose terms expire at the 2019 annual meeting
NORMAN R. BOBINS (independent director), 74: Director of The PrivateBank. From 2008 - 2017, Non-Executive Chairman of The PrivateBank and Trust Company — Chicago (a financial services company) and chief executive, Norman Bobins Consulting LLC (a financial consulting company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation.	2007
Other current public company directorships: Omega Healthcare Investors, Inc.
Other public company directorships held in the past five years: AGL Resources Inc., Aviv REIT, Inc., Nicor Inc., The PrivateBancorp, Inc. and SIMS Metal Management Limited.

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 46 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement and business acumen as a director of numerous not-for-profit organizations.

JOHN M. HOLMES, 40: President and Chief Operating Officer of AAR CORP. since June 1, 2017. From 2015 to June 1, 2017, Chief Operating Officer of the Aviation Services business group of AAR CORP. From 2012 to 2015, Group Vice President, Aviation Services — Inventory Management and Distribution; and prior thereto, General Manager and Division President of AAR Allen Asset Management.	2017

Director Qualifications: The Board of Directors concluded that Mr. Holmes should serve as a director of the Company based on his knowledge of the Company's businesses, its portfolio of services and the markets in which it competes, and the customer and supplier relationships that Mr. Holmes has developed during his 16-year tenure with the Company, as well as his demonstrated leadership ability as Chief Operating Officer of the Aviation Services business group since 2012.

Director Since
JAMES E. GOODWIN (independent director), 73: Since April 2016, Lead Director of Federal Signal Corporation (a safety and security products manufacturer). From 2009 to April 2016, Chairman of Federal Signal Corporation. From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years.	2002
Other current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorships held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his significant airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience, and his service as a director of other public companies.

MARC J. WALFISH (independent director), 65: Since 2003, Founding Partner of Merit Capital Partners (a mezzanine investor company). From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

PROPOSAL 2 — ADVISORY PROPOSAL TO APPROVE OUR FISCAL 2017 EXECUTIVE COMPENSATION

We are asking you to approve the following advisory proposal — commonly known as a "say-on-pay" proposal — on the compensation awarded to our named executive officers for Fiscal 2017 as disclosed in this proxy statement:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2017 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

We hold an annual vote on say-on-pay because we believe it is important to obtain the opinions of our stockholders on our executive compensation program. Each year our Compensation Committee takes a fresh look at the Company's executive compensation program to determine whether to make any design or implementation changes in light of the prior year's say-on-pay vote, stockholder feedback, market practices, peer group changes, the financial and operating performance of the Company and other relevant factors.

The Company's Fiscal 2016 say-on-pay proposal received the support of over 75% of the shares voted at our 2016 annual meeting. We listen carefully to the views of our stockholders as expressed in the say-on-pay vote and as communicated to us throughout the year. In the case of executive compensation, the consistent message from stockholders revolves around "pay for performance."

Our Fiscal 2017 executive compensation program embraced pay-for-performance by providing for:

A mix of fixed pay (primarily base salary) and variable performance-based compensation (annual cash bonus and long-term stock awards);

An emphasis on performance-based restricted stock awards over time-based restricted stock awards;

The use of measures that are critical to our business results as the performance goals under our short-term and long-term incentive compensation plans; and

Executive pay practices with balanced incentive and risk management features.

Please see the "Compensation Discussion and Analysis" section of this proxy statement for a detailed description of the Fiscal 2017 executive compensation program approved by the Compensation Committee of the Board of Directors.

Fiscal 2017 Emphasis on Performance-Based Compensation

The table below shows the breakdown of performance-based compensation and fixed compensation actually paid to David P. Storch, the Company's Chief Executive Officer, and the other named executive officers for Fiscal 2017 (other than Michael J. Sharp, who retired as Vice President and Chief Financial Officer in July 2016):

NAMED EXECUTIVE OFFICER	PERFORMANCE-BASED COMPENSATION ($)			FIXED COMPENSATION ($)

	Annual Performance- Based Cash Bonus	Performance-Based Restricted Stock	Stock Options	Base Salary	Time-Based Restricted Stock

David P. Storch	1,511,183	1,584,000	1,462,500	835,000	—

Timothy J. Romenesko	838,842	528,000	487,500	463,500	—

John M. Holmes	788,381	2,528,000	487,500	463,500	—

Robert J. Regan	508,898	462,000	390,000	401,700	—

Eric S. Pachapa	265,534	—	32,500	263,333	36,000

Based on the above, the percentage of performance-based compensation versus the percentage of fixed compensation for each named executive officer for Fiscal 2017 is set forth below:

NAMED EXECUTIVE OFFICER	TOTAL PERFORMANCE-BASED COMPENSATION	TOTAL FIXED COMPENSATION

David P. Storch	84.5%	15.5%

Timothy J. Romenesko	80.0%	20.0%

John M. Holmes	89.1%	10.9%

Robert J. Regan	77.2%	22.8%

Eric S. Pachapa	49.9%	50.1%

Our Compensation Committee believes that the executive compensation paid to our named executive officers in Fiscal 2017, in form and amount, was fair, appropriate and in the best interests of the Company and its stockholders.

This say-on-pay advisory vote is not binding on the Board of Directors. The Board, however, will review and consider the voting results and other relevant factors in responding to this advisory vote.

Our Board of Directors unanimously recommends that you vote "FOR" the advisory proposal to approve our Fiscal 2017 executive compensation.

PROPOSAL 3 — ADVISORY PROPOSAL ON THE FREQUENCY OF OUR FUTURE EXECUTIVE COMPENSATION VOTES

We are asking you to vote on how frequently the advisory vote on our executive compensation (the subject of Proposal 2 above) should be presented to our stockholders. This proposal is commonly known as a "say-on-pay frequency" proposal.

You may vote your shares to have the advisory vote on our executive compensation held each year, every two years or every three years, or you may abstain from voting under applicable SEC rules. For the reasons stated below, we recommend that you vote "1 Year" on the frequency of future advisory votes on executive compensation.

The Company has held a say-on-pay vote each year beginning in 2011 (the date the SEC rules went into effect). We believe that continuing to hold an annual say-on-pay vote is the appropriate policy for the Company and its stockholders. We make decisions each year on executive compensation, compensation policies and compensation practices based on factors deemed relevant by our Compensation Committee, with the advice of our independent compensation consultant. These factors include, in particular, information about the Company's performance, peer group information and information about the performance of our executives. An annual say-on-pay vote will permit our stockholders the opportunity to provide direct and timely feedback on our compensation-related decisions, rather than waiting two or three years to share their views.

In our last say-on-pay frequency vote at the 2011 annual meeting, the holders of over 88% of the shares voted at the meeting supported holding a say-on-pay vote every year. In communications with us since that time, our stockholders have consistently expressed a strong preference for an annual say-on-pay vote.

Accordingly, we recommend that you vote in favor of the following advisory proposal:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, an annual ("1 Year") vote on executive compensation."

This advisory vote on say-on-pay frequency is not binding on the Board of Directors. The Board, however, will review and consider the voting results and other relevant factors in making a final decision regarding the frequency of our future executive compensation votes.

Our Board of Directors unanimously recommends that you vote "1 Year"
on the frequency of future advisory votes on executive compensation.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions on these matters.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2018. The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following primary reasons:

KPMG's independence from the Company;

The quality of KPMG's past performance as the Company's independent registered public accounting firm;

KPMG's understanding of the Company's business, operations, accounting policies and practices and internal control over financial reporting;

KPMG's reputation in the industry and its experience in accounting matters for aerospace and defense companies;

The reasonableness of the fees paid by the Company to KPMG for its services; and

Market information on KPMG's audit quality and performance, including Public Company Accounting Oversight Board ("PCAOB") inspection reports on KPMG.

The Board of Directors asks that you ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2018. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2016 and Fiscal 2017 for audit, audit-related and tax services.

Description of Fees	Fiscal 2016 ($)	Fiscal 2017 ($)

Audit Fees	1,854,803	1,618,459

Audit-Related Fees[1]	330,000	617,040

Tax Fees[2]	448,566	248,477

  1
  Fiscal 2016 and 2017 audit-related fees were for assistance with SEC comment letters and acquisition due diligence assistance.

  2
  Tax fees in Fiscal 2016 and Fiscal 2017 were for reviews of domestic and foreign income tax returns and VAT services.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote "FOR"
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2018.

CORPORATE GOVERNANCE

General

Good corporate governance is an essential part of our corporate culture. We review our corporate governance policies and procedures on an annual basis. We strive to emulate "best practices," tailoring them, as appropriate, to fit our culture, strategy and performance. We believe that we comply with all applicable SEC and NYSE corporate governance rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

Corporate Governance Guidelines, including policies on:

      •
      Director qualification standards

      •
      Stock ownership and retention guidelines for directors and executive officers

      •
      Director retirement

      •
      Annual performance evaluations of the directors and the Chief Executive Officer

Categorical Standards for Determining Director Independence

Code of Business Ethics and Conduct

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Executive Committee Charter

Conflict Minerals Policy and Form SD Filings

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

Our Corporate Culture — "Doing It Right"

Our corporate culture is defined by our purpose, our mission and our values:

Our Purpose

    "Doing it Right to better connect to the world."

Our Mission

    "To be the best at designing and delivering technical, operational and financial solutions to enhance the efficiency and competitiveness of our commercial aviation and government customers."

Our Values

      •
      Quality first. Safety always.

      •
      Find a way. Every day.

      •
      Do it fast. Do it well.

      •
      Be honest. Inspire trust.

      •
      Work as one. Be inclusive.

      •
      Ideas matter. Think new. Think ahead.

      •
      Make money. Have fun.

      •
      Own it.

Stockholder Engagement

We maintain a stockholder engagement program as a "best practice" under our corporate governance and executive compensation initiatives. The purposes of this program are to promote communication, increase transparency and, most importantly, better understand and address the perspectives of our stockholders. We believe that opportunities to receive and consider stockholder feedback enhance our corporate governance and executive compensation practices. For example, in recent years we eliminated tax gross-up provisions in our executive agreements and single-trigger Change-in-Control provisions in our stock award agreements in response to stockholder concerns.

In Fiscal 2017, our stockholder engagement program consisted of individual meetings and calls with stockholders and presentations at various investor conferences. Through this program, we estimate that we communicated with stockholders owning over a majority of our outstanding shares. We also engage directly with proxy advisory firms that represent the interests of various stockholders.

Board Refreshment

We regularly consider the size, skills, tenure and diversity of our Board of Directors to assure that we maintain a proper balance between director stability and fresh perspectives in the boardroom. We maintain a director skillset matrix to help ensure that we have expertise on our Board across the functions deemed critical to the Company's success.

We recruit new directors to complement and diversify the experiences, skills and perspectives of our existing directors. To that end, we have added three new directors in the last two years:

In 2017, we welcomed Duncan J. McNabb and John M. Holmes to the Board. In selecting General McNabb as a director of the Company, the Board placed significant weight on General McNabb's government procurement skillset. The Board chose to add Mr. Holmes as a director principally because of his in-depth understanding of the Company's business operations.

In 2016, the Board added Jennifer L. Vogel as a new director. Ms. Vogel is an accomplished aviation executive with significant expertise in corporate governance and regulatory compliance.

See "Proposal 1 — Election of Our Directors" for additional information about General McNabb, Mr. Holmes and Ms. Vogel.

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee solicits director candidate recommendations from management, other directors, business and community leaders and stockholders. The Nominating and Governance Committee also may retain the services of a search firm to assist in identifying director candidates.

The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

A high level of integrity and professional and personal ethics and values consistent with those of the Company;

Professional background and relevant business and industry experience;

Current employment, leadership experience and other board service;

Demonstrated business acumen or special technical skills or expertise (e.g., auditing, financial, law and aviation/aerospace);

A commitment to enhancing stockholder value and serving the interests of all stockholders;

Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that may interfere with a director's ability to discharge his/her fiduciary duties;

Willingness and ability to make the commitment of time and attention necessary for effective Board service;

A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and

Other factors the Nominating and Governance Committee deems appropriate.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board. The Nominating and Governance Committee and the full Board maintain a current matrix of skills, competencies and experiences of each director. This matrix enables the Committee and the Board to ensure that the Board as a whole has the diversity of expertise and experience necessary for the effective oversight of the Company.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the full Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of the director nominees to be presented for election by the Company's stockholders.

Stockholders may submit a proposed director nomination to the Nominating and Governance Committee for consideration at the 2018 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be eligible for consideration under the Company's By-Laws, a proposed nomination must be received by the Secretary of the Company no later than April 16, 2018, must state the reasons for the proposed nomination and must contain the information required under the Company's By-Laws, including the full name and address of the proposed nominee, a brief biographical background setting forth the nominee's past and present directorships, employment and occupations, information as to stock ownership and certain arrangements regarding the Company's common stock. A proposed nomination must also include a statement indicating that the proposed nominee has consented to being named in the proxy statement and to serve if elected.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence.

Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2017, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for Mr. Storch, Mr. Romenesko (who will retire from the Board at the 2017 annual meeting of stockholders) and Mr. Holmes, all of whom are current employees of the Company. Under the NYSE rules, a director employee, by definition, is not an independent director.

This year the Board considered, among many factors, the impact of tenure on a director's independence, particularly with respect to the five continuing directors with 10 or more years of service. The Board concluded that the directors, through their communications and interactions with management, their decisions and their adherence to their fiduciary duties to stockholders, demonstrated their independence from management.

Lead Director

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders. In 2013, the Board decided that independent leadership would be enhanced with the designation of an independent Lead Director. Ronald R. Fogleman, Chair of the Nominating and Governance Committee, has served as the Board's Lead Director since the position was established in 2013. General Fogleman will continue to serve as Lead Director until his retirement at the 2017 annual meeting of stockholders, at which time James E. Goodwin will become Lead Director pursuant to a vote of the independent directors at the Board's July 2017 meeting.

The Corporate Governance Guidelines provide that the Board shall have a Lead Director elected annually by the independent directors. The Lead Director chairs all executive sessions of the independent directors and works closely with the Chairman of the Board on Board agendas, schedules and meetings.

The key responsibilities of the Lead Director include:

Presides at all Board meetings when the Chairman of the Board is not present;

Serves as the liaison between the Chairman of the Board and the independent directors;

Consults with the Chairman of the Board on important matters relevant to the Company and the Board;

Has the authority to call meetings of the Board or meetings of the independent directors;

Facilitates the Board and Board Committee self-evaluation process;

Facilitates and communicates the Board's performance evaluation of the Chairman of the Board and Chief Executive Officer;

Chairs executive sessions of the independent directors; and

Performs additional duties as the Board of Directors may from time to time designate.

Board Chairman

Under the Corporate Governance Guidelines, the independent directors have the authority to combine or separate the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's Chief Executive Officer, David P. Storch, is also Chairman of the Board.

The Board continues to believe that having Mr. Storch as Chairman and Chief Executive Officer is the most effective and appropriate leadership structure for the Board and the Company based on the following factors: Mr. Storch's tenure with the Company; Mr. Storch's knowledge of the Company's businesses and the markets in which they compete; the performance of the Company during Mr. Storch's tenure; Mr. Storch's leadership and communication skills; and the strong independent oversight provided by the Lead Director and the other independent directors on the Board. As Chairman and Chief Executive Officer, Mr. Storch plays a vital role, in the Board's view, in connecting the Board to the Company and its employees, customers, stockholders and communities.

Risk Management Oversight

The Board of Directors, directly and through its committees, oversees management's process for assessing and managing the Company's exposure to risks. The Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results, and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board holds an annual strategy session with senior management devoted entirely to a review and consideration of the Company's businesses, markets, customers, competitors, and strategic initiatives and direction. This meeting includes an assessment of the key challenges and risks of the Company's individual businesses and the opportunities for addressing and responding to these challenges and risks.

The Board designated two Board meetings per year for the review and consideration of the Company's risk profile and its risk mitigation strategies. These risk sessions focus particularly on cybersecurity risks and the activities of the Company's enterprise risk management committee.

The following table outlines the risk oversight responsibilities of the Board committees, and the succeeding narrative elaborates on these responsibilities:

Committee	Risk Oversight Responsibilities

Nominating and Governance Committee	• Corporate governance • Board and committee membership • Management succession planning and diversity • Board, Committee and CEO effectiveness

Compensation Committee	• Annual cash bonus programs • Stock-based compensation • Compensation policies and practices • Impact of performance-based compensation on risk-taking by management • Executive agreements

Audit Committee

•

Financial reporting and investor disclosure

•

Accounting and auditing

•

Quality and adequacy of processes and internal controls

•

Ethics Hotline

•

Oversight of enterprise risk management program

•

Cybersecurity risk

The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including Board and committee membership, director independence and related party transactions. It makes recommendations to the full Board on succession planning at the CEO and senior executive level and the annual evaluation of the performance of the Board of Directors. The Nominating and Governance Committee, together with the Compensation Committee, also conducts the annual performance evaluation of the Company's Chief Executive Officer.

The Compensation Committee oversees and reports to the Board on the Company's cash bonus programs and stock-based compensation to be sure that they are appropriately structured to incentivize officers and key employees while avoiding unnecessary or excessive risk-taking.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies, auditing the effectiveness of the risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company's principal risks and outline its risk mitigation approach for addressing these risks. The Audit Committee also reviews and assesses management's processes for managing risks relating to accounting, financial reporting, investment, tax and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Hotline.

The Board and its committees receive information from, and have regular access to, the individual members of management responsible for managing risk, including the Company's Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.

The directors also meet each quarter with a broader group of the Company's employees at regularly scheduled Board dinners and in other informal settings to learn more about the Company's businesses and its employees. The Board also tries to schedule at least one meeting per year at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect the Company's business operations.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Lead Director presides at all executive sessions of the independent directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify its policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually, most recently in July 2017, by the Nominating and Governance Committee and the Board of Directors.

Ethics Hotline

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline, which is toll-free and also accessible through the Company's website, permits individuals to identify themselves or remain anonymous at their election.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.

The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including: the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations.

Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

Norman R. Bobins is a director of the Company and a Director of The PrivateBank. The PrivateBank is a member of the lending group under our credit agreement. All loans under the credit agreement are made in the ordinary course of business, are made on substantially the same terms, including interest rates, as those prevailing at the time for comparable loans with persons not related to the lender, and do not involve more than the normal risk of collectability or present other unfavorable features.

Patrick J. Kelly is a director of the Company and the majority owner of Resource 1, a technology staffing company. In Fiscal 2017, the Company paid approximately $455,720 to Resource 1 for staffing services.

The Company has a Board-approved Founder's Agreement with Ira A. Eichner, the Founder and former Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company. Under the Founder's Agreement, Mr. Eichner receives a quarterly retainer of $25,000. Mr. Eichner is Mr. Storch's father-in-law. Mr. Storch's son, Michael E. Storch, is an employee of the Company in the Aviation Services business group and received total compensation of $158,851 in Fiscal 2017.

Director Orientation and Continuing Education

We hold director orientation sessions with new directors to familiarize them with our businesses, business strategies and corporate policies and practices. Our goal is to assist our new directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of our stockholders. We also make external continuing education programs available to our directors to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors of a public company.

Board and Committee Evaluations

Our Nominating and Governance Committee conducts an annual evaluation of the performance of the Board. The Board's Lead Director reports the evaluation results — which include an assessment of the Board's performance as well as the identification of specific areas for improvement — to the full Board. Each Board committee also conducts an annual evaluation of its performance and reports the results to the full Board. At its July 2017 meeting, the Board decided that Fiscal 2018 director evaluations will include interviews conducted by a third-party firm with specialized expertise in the assessment of Board, Board committee and individual director performance.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, the independent directors as a group, or any individual director or Committee Chair by mail addressed to:

  AAR CORP.
  Attention: Independent Directors, Lead Director or the name of the individual director
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

BOARD MATTERS

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. The following table identifies the current members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee

Anthony K. Anderson		X

Norman R. Bobins	X	X

Michael R. Boyce		X	X

Ronald R. Fogleman*		X (until October 11, 2017)	Chair (until October 11, 2017)	X (until October 11, 2017)

James E. Goodwin	Chair (until October 11, 2017)		Chair (beginning October 11, 2017)	X

John M. Holmes

Patrick J. Kelly	X		X

Duncan J. McNabb			X

Peter Pace	X	X

Timothy J. Romenesko*

David P. Storch				Chair

Jennifer L. Vogel		X	X	X

Marc J. Walfish	Chair (beginning October 11, 2017)		X	X

Ronald B. Woodard	X	Chair

  *
  Retiring as a director at the annual meeting of stockholders on October 11, 2017.

Audit Committee

Audit Committee Fiscal 2017 Report

Dear Fellow Stockholders:

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2017 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee's primary responsibility is to assist the Board of Directors in fulfilling its duty to stockholders to oversee and review: the quality and integrity of the Company's financial statements and internal controls over financial reporting; the qualifications, independence and performance of the Company's independent registered public accounting firm; and the performance of the Company's Internal Audit function.

The Audit Committee performs the specific functions described in its charter, including:

Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

Maintains communication between the Board and the independent registered public accounting firm;

Monitors the qualifications, independence and performance of the independent registered public accounting firm;

Oversees and reviews the Company's financial reporting processes and practices;

Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

Reviews the scope and results of audits;

Oversees the Company's enterprise risk management committee; and

Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held seven meetings during Fiscal 2017. The Audit Committee meets outside the presence of management for portions of its meetings to hold separate discussions with KPMG, the Company's independent registered public accounting firm, the internal auditors and other members and representatives of the Company. In July 2017, the Board determined that, effective October 11, 2017, Marc J. Walfish will become Chair of the Audit Committee, replacing James E. Goodwin, who, in turn, will become the Lead Director of the Board and the Chair of the Nominating and Governance Committee upon the retirement of Ronald R. Fogleman from the Board.

The Company's management has primary responsibility for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company's financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles ("GAAP") and a report on the effectiveness of the Company's internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company's management and KPMG the Company's audited financial statements contained in the Company's Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with KPMG the matters required by PCAOB Auditing Standard No. 1301 ("Communications with Audit Committees") and KPMG's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.

The Audit Committee concluded that KPMG is independent from the Company and appointed KPMG as the Company's independent registered public accounting firm for Fiscal 2018. The Audit Committee recommends that the stockholders of the Company ratify that appointment (see Proposal 4).

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2017 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors of AAR CORP.

James E. Goodwin, Chair
Norman R. Bobins
Patrick J. Kelly
Peter Pace
Marc J. Walfish
Ronald B. Woodard

Compensation Committee

The Compensation Committee is comprised entirely of independent directors qualified to serve on the Compensation Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald B. Woodard (Chair), Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, Ronald R. Fogleman, Peter Pace and Jennifer L. Vogel.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2017 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company's stock plans and other executive compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

Sets the compensation of the Chief Executive Officer and, together with the Nominating and Governance Committee, conducts an annual performance of the Chief Executive Officer;

Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

Administers the Company's annual cash bonus plan (including the umbrella Section 162(m) plan) and the long-term incentive stock plan;

Recommends director compensation and benefits to the Board for approval; and

Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held four meetings during Fiscal 2017. The Compensation Committee Fiscal 2017 Report on Executive Compensation appears on page 52. Information about the roles of the independent compensation consultant and management in the executive compensation process is set forth under "Executive Compensation — Compensation Discussion and Analysis."

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald R. Fogleman (Chair until October 11, 2017), Michael R. Boyce, James E. Goodwin (Chair beginning October 11, 2017), Patrick J. Kelly, Duncan J. McNabb, Jennifer L. Vogel and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2017 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

Oversees the composition, structure and evaluation of the Board and its committees;

Conducts, together with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer;

Reviews, considers, and acts upon related person transactions;

Develops and recommends Corporate Governance Guidelines for Board approval; and

Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held four meetings during Fiscal 2017.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chair), James E. Goodwin, Ronald R. Fogleman (until October 11, 2017), Marc J. Walfish and Jennifer L. Vogel. All of these directors, except Mr. Storch, are independent directors as defined by applicable SEC and NYSE rules. As Chairman and Chief Executive Officer of the Company, Mr. Storch does not qualify as an independent director under the NYSE and SEC rules.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Board of Directors at its July 2017 meeting. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee did not meet during Fiscal 2017.

Board Meetings and Attendance

During Fiscal 2017, the Board held 10 meetings. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2017.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All directors serving at the time attended the Company's 2017 annual meeting of stockholders.

Director Compensation

The Board of Directors reviews director compensation annually to ensure that it is fair, appropriate and in line with its peer group companies. Every other year the Board works with the Compensation Committee's independent compensation consultant to undertake an in-depth analysis of the type and amount of each element of director compensation. This in-depth analysis was last done in Fiscal 2016 and will next be undertaken in Fiscal 2018.

The Fiscal 2017 director compensation program, as approved by the Board, was identical to the Fiscal 2016 director compensation program and consisted of the following compensation elements:

Compensation Element	Fiscal 2017 Non-Employee Director Compensation Program

Annual Retainer	$50,000

Lead Director Annual Retainer	$30,000

Committee Chair Annual Retainer	$10,000

Board and Committee Meeting Fees	$2,500 per meeting ($1,250 for telephone meetings)

Annual Stock Award	5,000 shares of common stock (vesting after one year)

All retainers are paid quarterly, and meeting fees are paid promptly following each meeting attended. The annual stock award for Fiscal 2017 was approved at the Board's April 2016 meeting with an effective date of June 1, 2016 and a vesting date of June 1, 2017.

Non-employee directors may elect to defer receipt of their compensation under the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, which was amended and restated in July 2017, non-employee directors may defer retainers, meeting fees and stock awards into (i) a stock account, with the deferred compensation converted into stock units equivalent to shares of common stock based on the then current stock price, or (b) a cash account, with the deferred compensation credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred compensation are made, at the participant's election, in cash or in shares of common stock. Distribution occurs upon termination of service on the Board or on other dates as specified by the participant.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its non-employee directors for travel, lodging and related expenses that they incur in attending Board and committee meetings and for other Company business expenses.

Director Compensation Table

Fiscal 2017 Director Compensation.    The following table sets forth all compensation paid to each non-employee director for Fiscal 2017:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)

Anthony K. Anderson	78,750	121,950	—	—	—	6,013	206,713

Norman R. Bobins	88,750	121,950	—	—	—	1,063	211,763

Michael R. Boyce	80,000	121,950	—	—	—	7,002	208,952

Ronald R. Fogleman	123,750	121,950	—	—	—	5,597	251,297

James E. Goodwin	96,250	121,950	—	—	—	1,063	219,263

Patrick J. Kelly	91,250	121,950	—	—	—	1,063	214,263

Duncan J. McNabb	11,000	21,013	—	—	—	89	32,102

Peter Pace	87,500	121,950	—	—	—	1,063	210,513

Jennifer L. Vogel	87,500	121,950	—	—	—	1,063	210,513

Marc J. Walfish	90,000	121,950	—	—	—	1,063	213,013

Ronald B. Woodard	100,000	121,950	—	—	—	3,594	225,544

  1
  Mr. Storch, Mr. Romenesko and Mr. Holmes are not included in this table because, as employee directors of the Company, they receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement. General McNabb's amounts represent compensation paid to him from the date he joined the Board on April 18, 2017 through May 31, 2017.

  2
  The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2017:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Lead Director Fee ($)	Total ($)

Anthony K. Anderson	50,000	—	28,750	—	78,750

Norman R. Bobins	50,000	—	38,750	—	88,750

Michael R. Boyce	50,000	—	30,000	—	80,000

Ronald R. Fogleman	50,000	10,000	33,750	30,000	123,750

James E. Goodwin	50,000	10,000	36,250	—	96,250

Patrick J. Kelly	50,000	—	41,250	—	91,250

Duncan J. McNabb	6,000	—	5,000	—	11,000

Peter Pace	50,000	—	37,500	—	87,500

Jennifer L. Vogel	50,000	—	37,500	—	87,500

Marc J. Walfish	50,000	—	40,000	—	90,000

Ronald B. Woodard	50,000	10,000	40,000	—	100,000

  3
  The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2017 stock awards granted to each non-employee director computed in accordance with FASB ASC Topic 718. As of May 31, 2017, each non-employee director held 5,000 unvested restricted shares (625 shares in the case of General McNabb) that subsequently vested on June 1, 2017. On June 1, 2017, each non-employee director received a grant of 5,000 restricted shares that will vest on June 1, 2018.

  4
  No stock options were granted to non-employee directors in Fiscal 2017. No non-employee director held any stock options as of May 31, 2017.

  5
  This column includes the cost of the annual physical program, reimbursements for travel, lodging and hotel expenses in connection with the annual physical program, and the cost of term life insurance coverage.

Fiscal 2018 Director Compensation.    At its April 2017 meeting, the Board of Directors, upon the recommendation of the Compensation Committee, approved without any changes the same director compensation program for Fiscal 2018 that was in effect for Fiscal 2017.

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Bobins, Boyce, and Woodard, General Fogleman, General Pace and Ms. Vogel, all of whom are independent non-employee directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2017, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our Fiscal 2017 executive compensation program. It provides information about the goals and key elements of the program and explains the reasons for the Compensation Committee's executive compensation decisions in Fiscal 2017.

Our focus in this CD&A is the Fiscal 2017 compensation of the following "named executive officers" of the Company:

Name	Title

David P. Storch	Chairman of the Board and Chief Executive Officer

Timothy J. Romenesko	Vice Chairman; Chief Financial Officer (beginning August 1, 2016); Chief Operating Officer of Expeditionary Services (through July 31, 2016)

John M. Holmes	President and Chief Operating Officer (beginning June 1, 2017); previously, Chief Operating Officer of Aviation Services

Michael J. Sharp	Former Vice President and Chief Financial Officer (through July 31, 2016)

Robert J. Regan	Vice President, General Counsel and Secretary

Eric S. Pachapa	Vice President, Controller and Chief Accounting Officer

These six individuals are the "named executive officers" of the Company under the SEC rules for the following reasons:

Mr. Storch, due to his position in Fiscal 2017 as the Company's Chief Executive Officer (Principal Executive Officer);

Mr. Romenesko and Mr. Sharp, due to their positions at different times in Fiscal 2017 as the Company's Chief Financial Officer (Principal Financial Officer); and

Mr. Holmes, Mr. Regan and Mr. Pachapa, due to their status at the end of Fiscal 2017 as the three other most highly compensated "executive officers" of the Company. "Executive officer" has a highly technical definition under the SEC rules that includes certain titled positions and key policy-makers. At Fiscal 2017 year-end, the Company had five executive officers (the five individuals named above other than Mr. Sharp).

I.     Executive Summary

This executive summary identifies the goals of our executive compensation program. It also describes our Fiscal 2017 business performance highlights and our Fiscal 2017 executive compensation highlights, which together demonstrate the Company's commitment to "pay for performance."

Goals of Our Executive Compensation Program

Our executive compensation program has three primary goals:

Engage Executive Talent: Attract and retain talented executives capable of producing outstanding business results for the Company;

Align Pay for Performance: Motivate and reward executives by paying for performance in a manner that takes into account Company performance, business group performance and individual performance; and

Diversify Pay Mix: Provide compensation that strikes a proper balance between short-term and long-term compensation, and between fixed compensation and at-risk or variable compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company's stockholders.

Our executive compensation philosophy is to target "total direct compensation" — defined as base salary plus annual cash bonus opportunity plus the dollar value of annual stock awards — of our named executive officers at or around market (i.e., ± 10% of the median of our peer group) and to provide the opportunity for our named executive officers to reach or exceed the market 75th percentile with exceptional performance. In practice, the compensation opportunities for individual executives may vary depending on experience, effectiveness, performance and other relevant factors. By incentivizing and rewarding outstanding performance, our executive compensation program seeks to link the achievement of the Company's key performance goals directly with the pay outcomes for our named executive officers.

The Company generally targets its annual pay mix to place significant weight on pay-for-performance over fixed compensation, as shown by the following allocation of target total direct compensation:

Named Executive Officer ("NEO")	Target (± 10%)

• Chief Executive Officer	• 20% target base salary (fixed compensation) • 20% target annual cash bonus (performance-based compensation) • 60% target stock awards (performance-based compensation)

• Other NEOs	• 30% target base salary (fixed compensation) • 25% target annual cash bonus (performance-based compensation) • 45% target stock awards (performance-based compensation)

Fiscal 2017 Business Performance Highlights

The Company is a leading global provider of aviation services to the commercial aviation and government and defense markets. AAR combines a close-to-the-customer business model with a broad menu of capabilities to help customers operate more efficiently, reduce costs and maintain high levels of safety, quality and service.

We operate in two business segments: Aviation Services and Expeditionary Services.

Our Aviation Services business segment consists of:

Supply chain activities — airframe and engine parts supply; inventory management; original equipment manufacturer ("OEM") parts distribution; component repair management; and aircraft and engine sales and leasing — that help our customers reduce costs and increase aircraft availability; and

Maintenance, repair, and overhaul ("MRO") services — aircraft maintenance and modifications; landing gear, wheel and brake services; component repair and engineering solutions — that enable our customers to operate safely and efficiently.

Our Expeditionary Services business segment includes aircraft and search and rescue services in support of vital defense, contingency and humanitarian aid operations in austere environments around the world. Expeditionary Services also includes our mobility services business, which supplies shelters, containers and pallets to support the movement of troops and supplies, our composites business and the integration of command and control systems and technical services.

In Fiscal 2017:

We reported sales of $1.768 billion, net income of $50.2 million and total diluted earnings per share of $1.64 ($1.45 per share from continuing operations and $0.19 per share from discontinued operations);

We continued to maintain a strong balance sheet, with working capital of $553.4 million, net debt of $149.0 million and available liquidity of $365.0 million as of May 31, 2017;

We returned capital of $30.0 million to our stockholders through common stock repurchases and dividends; and

We continued to execute our strategy as a pure-play aviation services company serving global commercial and government markets by focusing on our key imperatives:

      •
      Pursue connected businesses that reinforce collective growth prospects;

      •
      Expand margins through differentiated capabilities;

      •
      Increase our global footprint;

      •
      Leverage data and digital solutions to deliver lower customer costs;

      •
      Establish positioning on new generation aircraft platforms; and

      •
      Attract, empower and deploy exceptional, entrepreneurial talent.

For more information about our financial and operating performance in Fiscal 2017, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 12, 2017. For more information about our stock price performance, please see "Comparison of Cumulative Five-Year Total Return" in our Form 10-K.

Fiscal 2017 Executive Compensation Highlights

Our Compensation Committee approved our Fiscal 2017 executive compensation program after consideration of certain key items, including: the Company's financial and operating performance in the prior fiscal year; the Company's stock price and total shareholder return; market-based information provided by Mercer US (Inc.) ("Mercer"), its independent compensation consultant in Fiscal 2017; the recommendations of the Chief Executive Officer; input from proxy advisory firms; the results of prior years' say-on-pay votes; and feedback received from stockholders through the Company's stockholder engagement program. The Compensation Committee also considered the individual performance of the named executive officers in establishing total target pay opportunities for each.

Key Elements of Our Fiscal 2017 Executive Compensation Program

Set our Chief Executive Officer's base salary at $835,000, which was at or around the 25th percentile among CEOs of our peer group;

Set the base salaries of our other named executive officers at or around the 50th percentile of our market peers;

Fixed the annual cash bonus targets of our executive officers at the market median;

Emphasized performance-based compensation over fixed compensation;

Continued to use performance-based restricted stock and stock options as the preferred stock vehicles for our executive officers;

Retained performance measures under our annual cash bonus plan (earnings per share and working capital turns) and for our performance-based restricted stock (cumulative net income and return on invested capital) that are critical barometers of the Company's success; and

Eliminated all tax gross-up provisions in our executive agreements and replaced single-trigger change-in-control provisions with double-trigger provisions.

Actual Pay-for-Performance Results for Our Named Executive Officers

Pay-for-performance compensation (annual cash bonus plus the dollar value of performance-based restricted stock and stock options) represented 84.5% of the total direct compensation of our Chief Executive Officer, David P. Storch, in Fiscal 2017, compared to fixed compensation (base salary) of 15.5% of his total direct compensation.

Pay-for-performance compensation represented 79.9% of the total direct compensation of our other named executive officers in Fiscal 2017, compared to fixed compensation (base salary plus time-based restricted stock) of 20.1% of their total direct compensation.

II.    Principal Elements of Our Fiscal 2017 Executive Compensation Program

The table below describes and explains the purpose of the principal elements of the Fiscal 2017 executive compensation program for our named executive officers:

Compensation Element	Form of Compensation	Performance Period	Performance Measures	Purposes of the Compensation Element

Base salary	Cash	1 year	• Individual performance and contributions • Qualifications and responsibilities • Experience and tenure with the Company • Competitive salary considerations

•

Rewards individual performance and contributions consistent with an individual's position and responsibilities

•

Provides competitive compensation

•

Balances risk-taking concerns associated with performance-based compensation

Annual cash bonus	Cash	1 year	• Earnings per share • Working capital turns • Business group goals	• Provides short-term, cash-based incentive • Measures performance against key corporate goals

Stock options	Stock	Up to 10 years	• Stock price	• Provides long-term, stock-based incentive • Promotes retention of executive talent • Aligns payout directly with stockholder value creation

Performance-based restricted stock	Stock	3 years	• Cumulative net income • Return on invested capital	• Provides long-term, stock-based incentive • Promotes retention of executive talent • Ties payout to achievement of key corporate goals

Time-based restricted stock (applicable only to one named executive officer in Fiscal 2017)	Stock	N/A	• Continued employment	• Provides long-term, stock-based incentive • Promotes retention of executive talent • Aligns payout directly with stockholder value creation

III.  Our Compensation Committee's Decision-Making Process

Each year the Compensation Committee reviews the Company's executive compensation program and the programs of other companies, including its peer group companies. The Compensation Committee seeks to confirm that each compensation element of the Company's program, as well as the compensation structure, is not only competitive within the Company's marketplace, but also is appropriate for the Company in light of its history, culture, performance and strategy. Particular attention is given to the Company's stock price and total shareholder return to ensure proper alignment between executive compensation and stock price performance.

The Compensation Committee took the following actions in setting and approving executive compensation for Fiscal 2017:

•	April 2016:	•	Reviewed and approved the Company's Fiscal 2017 peer group.

•	July 2016:	•	Assessed the Company's prior year's target executive compensation against the target executive compensation of the Company's peer group companies;
		•	Considered other information relevant to the Fiscal 2017 executive compensation program (e.g., the prior year's say-on-pay result and the CEO's recommendations); and
		•	Set target Fiscal 2017 compensation — base salaries, annual cash bonuses and stock awards — for the Company's executive officers.

•	July 2017:	•	Approved Fiscal 2017 annual cash bonuses based on the Company's performance in Fiscal 2017.
		•	Approved performance-based restricted stock outcomes for the three-year performance period ended May 31, 2017.

Each of these actions taken by the Compensation Committee with respect to the Fiscal 2017 executive compensation program is described in detail below.

Fiscal 2017 Peer Group

The Compensation Committee believes that total compensation opportunities for the Company's key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company's employment market.

In April 2016, the Compensation Committee asked its independent compensation consultant to help determine the Company's Fiscal 2017 peer group for executive compensation purposes. The Compensation Committee's objective was to assemble a set of peer group companies that would provide relevant pay and performance comparisons with the Company. The Compensation Committee and its independent compensation consultant recognized that any peer group of the Company would be imprecise given the Company's unique characteristics, the diversity of its businesses and the diversity of the markets in which the Company operates. They further recognized that there would be larger-sized and smaller-sized companies in the Company's peer group; companies that are competitors in some but not all of the Company's businesses; and other financial, business or market attributes that the peer group companies may or may not share with the Company.

Against this backdrop, the Compensation Committee's independent compensation consultant prepared a peer group report using the following criteria: company type (publicly traded on a major exchange); industry classification (using Standard and Poor's GICS codes); (companies of comparable size to the

Company by annual revenue (with secondary consideration to market value; and business focus (organizations that conducted business in the Company's two business segments: Aviation Services and Expeditionary Services).

The Compensation Committee's independent compensation consultant recommended that the Company maintain its Fiscal 2016 peer group again in Fiscal 2017, noting that approximately two-thirds of the Company's peer group companies overlapped with the peer groups developed by the two largest proxy advisory firms.

Following consideration of its independent compensation consultant's peer group report, the Compensation Committee recommended and the Board of Directors approved a Fiscal 2017 peer group that was identical to the Company's Fiscal 2016 peer group, consisting of the following 19 companies:

Aerojet Rocketdyne Holdings, Inc.	KLX Inc.
Barnes Group, Inc.	Moog Inc.
CACI International, Inc.	Rockwell Collins, Inc.
Crane Co.	Science Applications International Corporation
Cubic Corporation	Teledyne Technologies, Inc.
Curtiss-Wright Corp.	TransDigm Group Inc.
Esterline Technologies Corporation	Triumph Group, Inc.
Heico Corp.	Wesco Aircraft Holdings, Inc.
Hexcel Corporation	Woodward, Inc.
Kaman Corporation

Executive Compensation Assessment

The Compensation Committee asked its independent compensation consultant to review and evaluate the Company's Fiscal 2016 executive compensation program in order to provide recommendations with respect to Fiscal 2017 executive compensation program.

The independent compensation consultant looked at relevant market data, including publicly filed proxy statements and published compensation survey data. The independent compensation consultant compared the target compensation of the Company's executive officers, using title, job, functional responsibility and business lines scope, with the target compensation of their counterparts at the peer group companies. It also used this information to compare the Company's performance across certain metrics against the performance of the Company's peer group companies.

The key findings and recommendations of the July 2016 executive compensation assessment were:

Base Salaries:  The Company's Chief Executive Officer's Fiscal 2016 base salary ($767,000) was below the 25th percentile among peer group companies, and the base salaries of the other named executive officers were, in the aggregate, positioned between the 25th and 50th percentiles;

Annual Cash Bonuses:  Target annual cash bonuses in Fiscal 2016, as a percentage of base salary, were generally positioned at or around the 75th percentile, reflecting an emphasis on variable performance-based compensation. Target annual cash bonuses, as a percentage of base salary, were Mr. Storch — 100%; Mr. Romenesko — 100%; Mr. Holmes — 100%; Mr. Sharp — 70%; Mr. Regan — 70%; and Mr. Pachapa — 52%);

Total Cash Compensation:  Target total cash compensation (base salary plus annual cash bonuses) for the named executive officers was targeted at the market median (a decrease from the prior year). In Fiscal 2016, actual total cash compensation paid out, in the aggregate, at the 75th percentile due to higher annual cash bonuses resulting from the Company's above-target performance under the short-term incentive plan;

Stock Awards:  Annual stock awards under the long-term incentive plan for the named executive officers, as a percentage of base salary, were targeted at the market median;

Total direct compensation:  Total direct compensation (base salary plus annual cash bonus plus the dollar value of annual stock awards) for the named executive officers was positioned at or around the market median in the aggregate; and

Performance results:  In Fiscal 2016, the Company outperformed its peer group with respect to nearly all key financial measures for the one-year performance period, with rankings at the highest or nearly the highest level in the peer group for: earnings per share growth (100%); working capital turns growth (96%); net income growth (100%); and total shareholder return (89%). The Company's one-year return on invested capital was at the market median (50% level). The Company's three-year performance ended May 31, 2016 was below the market median for these performance measures, except that total shareholder return was at the 91st percentile.

Other Relevant Information

Prior Year's Say-on-Pay Vote

The Compensation Committee carefully considered the results of the prior year's stockholder say-on-pay vote in designing the current year's executive compensation program and making executive compensation decisions for the Company's executives. In July 2016 when the Compensation Committee was making Fiscal 2017 executive compensation decisions, it had the benefit of the say-on-pay vote at the Company's October 2015 annual meeting where the holders of over 76% of the shares voted at the meeting approved the executive compensation paid to the Company's named executive officers. To address concerns that may have contributed to this result, the Compensation Committee subsequently eliminated all remaining tax gross-up provisions in its executive agreements and replaced single-trigger change-in-control provisions with double-trigger provisions (requiring a change-in-control and a termination of employment in stock award agreements).

Recommendations of the Chief Executive Officer

The Compensation Committee considers the Chief Executive Officer's recommendations but retains the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers. The Chief Executive Officer does not play any role in decisions affecting his own compensation.

The Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal 2017 compensation decisions for all of the executive officers other than the Chief Executive Officer. In making his recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive officer's business group. Other performance goals were non-quantitative and related to leadership development, customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflected his assessment of an individual executive officer's overall contributions to the performance of the Company.

Other Compensation Information

The Compensation Committee also considered certain historical compensation data for the Company's executives. This data included summaries of cash and equity compensation received in past years by each executive officer. The Compensation Committee also reviewed the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a Change-in-Control of the Company or otherwise. It reviewed the performance of the Company and the executive officers during the year, taking into account pre-established goals, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. The Compensation Committee reviewed internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' relative positions, responsibilities, and contributions to the Company.

* * * * * * * * *

The Compensation Committee considered the above factors in making Fiscal 2017 executive compensation decisions as to base salaries, annual cash bonuses and stock awards for the Company's named executive officers. Each of these Fiscal 2017 compensation elements is addressed below.

IV.    Target Fiscal 2017 Executive Compensation

At its July 2016 meeting, the Compensation Committee, after considering the executive compensation assessment prepared by its independent compensation consultant, approved target Fiscal 2017 executive compensation, consisting of base salaries, annual cash bonuses and long-term stock awards for the Company's named executive officers (other than for Mr. Sharp in light of his then pending retirement).

Setting Fiscal 2017 Base Salaries

The Compensation Committee believes that base salaries — representing fixed compensation — should be a less significant percentage of total compensation than performance-based compensation.

For Fiscal 2017, the Compensation Committee approved a 3% increase in the base salaries of the continuing named executive officers, except that:

The base salary of David P. Storch, the Company's Chief Executive Officer, was increased approximately 8.9%, to $835,000 from $767,000 to place him at the 25th percentile among CEOs of the Company's peer group and to make clear that Mr. Storch's pay opportunities are focused less on fixed compensation and more on at-risk or variable compensation (Mr. Storch's Fiscal 2017 base salary was 7.9% lower than his Fiscal 2015 base salary of $906,449); and

The base salary of Eric S. Pachapa, the Company's Vice President, Controller and Chief Accounting Officer, was increased 5.5% to $260,000 from $246,500 to reflect a significant step-up in Mr. Pachapa's role and responsibilities.

The following table shows actual Fiscal 2016 base salaries compared to target Fiscal 2017 base salaries for the named executive officers as set by the Compensation Committee:

Named Executive Officer	Fiscal 2016 ($) (Actual)	Fiscal 2017 ($) (Target)

David P. Storch	755,250	835,000

Timothy J. Romenesko	456,250	463,500

John M. Holmes	456,250	463,500

Robert J. Regan	390,396	401,700

Eric S. Pachapa	246,500	260,000*

  *
  Mr. Pachapa received a base salary increase in March 2017 to $280,000 in recognition of his additional responsibilities and contributions to the Company. Accordingly, his blended base salary for Fiscal 2017 was $263,333.

Setting Fiscal 2017 Annual Cash Bonuses

Section 162(m) Annual Cash Incentive Plan

The Company's stockholders previously approved the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which sets a ceiling on the annual cash bonuses payable under the Company's short-term incentive plans, including the Fiscal 2017 short-term incentive plan. The purpose of the Section 162(m) Annual Cash Incentive Plan is to enable the annual bonuses to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income. The maximum annual awards are 5% of net income for the Chief Executive Officer and 2% for all other participating officers. These maximum awards are designed to cap the bonuses determined under the Company's annual short-term bonus plans. Accordingly, any bonus determined under the Fiscal 2017 short-term incentive plan or any performance plan is subject to these caps. In each year since the inception of the Section 162(m) Annual Cash Incentive Plan in Fiscal 2010, the Compensation Committee has exercised negative discretion to reduce the annual cash bonuses of the named executive officers to the amounts determined under the Company's annual short-term bonus plans, as described below.

Fiscal 2017 Short-Term Incentive Plan

At its July 2016 meeting, the Compensation Committee approved the Fiscal 2017 short-term incentive plan for Mr. Storch, Mr. Romenesko, Mr. Regan and Mr. Pachapa in light of their corporate-level positions with the Company. In Fiscal 2016, Mr. Romenesko participated in a performance incentive plan based on the results of the Expeditionary Services business group given his leadership position over that group at the time; however, in Fiscal 2017, as Chief Financial Officer of the Company, Mr. Romenesko became a participant in the Fiscal 2017 short-term incentive plan. As described below, Mr. Holmes participated in a Fiscal 2017 performance incentive plan based on the results of the Aviation Services business group in recognition of his leadership position at Aviation Services at the time.

The Fiscal 2017 short-term incentive plan used two performance goals to determine annual cash bonuses: the Company's earnings per share (weighted 80%) and the Company's working capital turns (weighted 20%).

The following table shows the earnings per share and working capital turns performance goals at the threshold, target and maximum levels:

Performance Goal	Threshold (50%)	Target (100%)	Maximum (250%)

Earnings per share (80% weighting)	$1.16	$1.45	$1.74

Working capital turns (20% weighting)	2.56	3.20	3.84

Target earnings per share of $1.45 represented a 5.8% increase over the prior year's actual earnings per share. Target working capital turns of 3.20 represented a 6.7% increase over the prior year's actual working capital turns.

The Compensation Committee identified these two performance goals as critical measures of the Company's financial success. "Earnings per share" was defined as diluted earnings per share (including earnings from both continuing operations and discontinued operations) as disclosed by the Company in its periodic reports filed with the SEC. "Working capital turns" was defined as net sales divided by average working capital (net accounts receivable plus net inventories minus accounts payable). In the case of "earnings per share" and "working capital turns," the Compensation Committee has the authority to exclude possible special charges or unusual or infrequent items incurred during the performance period and to adjust for changes in GAAP in determining earnings per share and working capital turns. Earnings per share measures the Company's performance in delivering earnings to stockholders, and working capital turns measures the Company's effectiveness in using its working capital and, in particular, in using its cash.

The Fiscal 2017 annual cash bonus opportunities (in dollar amounts and as a percentage of base salary) at the threshold, target and maximum levels for the participating named executive officers are set forth in the table below.

	Threshold		Target		Maximum

Named Executive Officer	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)

David P. Storch	417,500	50	835,000	100	2,087,500	250

Timothy J. Romenesko	231,750	50	463,500	100	1,158,750	250

Robert J. Regan	140,595	35	281,190	70	702,975	175

Eric S. Pachapa	68,120	26.2	136,240	52.4	340,600	131

Performance Incentive Plan

Mr. Holmes, as Chief Operating Officer of the Aviation Services business group, participated in a Fiscal 2017 Performance Incentive Plan ("PIP") approved by the Compensation Committee that was tied to the performance of the Aviation Services business group.

Mr. Holmes's PIP was based on the Fiscal 2017 performance of the Aviation Services business group in three areas — pre-tax income, free cash flow and return on average net invested capital turns, as shown below:

Performance Goal	Threshold	Target

Pre-tax income	$36.8 million	$48.7 million

Free cash flow	$59.7 million	$74.6 million

Return on average net invested capital	8.28%	10.35%

Mr. Holmes's Fiscal 2017 PIP provided for a threshold bonus of $231,750 (50% of his base salary) and a target bonus of $463,500 (100% of his base salary). Mr. Holmes was eligible for a maximum bonus of $927,000 (200% of his base salary) under his PIP as follows: $560,000 under the pre-tax income performance goal; $160,000 under the free cash flow performance goal; and $207,000 under the return on average net invested capital performance goal. Mr. Holmes also had the ability to earn an additional $50,000 bonus in connection with his new responsibilities overseeing the Company's Aviation Sales and Leasing business.

Granting Fiscal 2017 Stock Awards

The Compensation Committee granted awards of performance-based restricted stock and stock options to the named executive officers under the Fiscal 2017 long-term incentive plan, subject to one exception. Mr. Pachapa (and certain non-executive officers and key employees) received time-based restricted stock in lieu of performance-based restricted stock.

In Fiscal 2017, as in other years, the Compensation Committee determined the types and dollar amounts of stock awards to be granted, based on a number of factors, including:

Its Fiscal 2017 executive compensation assessment;

The Company's performance in the last fiscal year and its forecasted performance for the current fiscal year;

The Company's budget for compensation expense;

The Company's stock price;

The Committee's emphasis on performance-based awards;

The Company's burn rate experience under its stock plan;

The levels of responsibility, seniority and overall compensation of the participants; and

The Chief Executive Officer's recommendations for participants other than himself.

In Fiscal 2017, the Compensation Committee continued its policy of granting performance-based stock awards — performance-based restricted stock and stock options — as the preferred long-term incentive compensation vehicles for the Company's executive officers.

The allocation for Fiscal 2017 was approximately 50% - 50% between performance-based restricted stock and stock options (depending on the executive officer involved). For Fiscal 2017, we continued to grant only performance-based restricted stock and stock options to our senior executives, underscoring our strong orientation to performance-based compensation. Deeper into the organization (including with respect to Mr. Pachapa), we granted shares of time-based restricted stock as a more value-certain, retention-oriented incentive.

The Compensation Committee's use of performance-based restricted stock is intended to motivate executives to drive corporate performance, specifically with respect to net income performance and return on invested capital performance. The performance-based restricted stock is forfeited unless the Company achieves these performance goals at designated threshold levels over the three-year performance period. The Compensation Committee's use of stock options is intended to focus executives on stock price appreciation. Stock options only have value to an executive if the Company's stock price increases above its grant date value, thus providing a "win-win" for the executives and the Company's stockholders. In these ways, the stock component of the Company's executive compensation program fully reflects a pay-for-performance emphasis.

Performance-Based Restricted Stock

At its meeting on July 11, 2016, the Compensation Committee approved the following grants of performance-based restricted stock to the named executive officers for Fiscal 2017, with the grants subject to performance and vesting conditions over the three-year performance period from Fiscal 2017 through Fiscal 2019:

	Fiscal 2017 Performance-Based Restricted Stock

Named Executive Officer*	Number of Shares at Target	Grant Date Fair Value ($)

David P. Storch	66,000	1,584,000

Timothy J. Romenesko	22,000	528,000

John M. Holmes	22,000	528,000

Robert J. Regan	19,250	462,000

  *
  Neither Mr. Sharp nor Mr. Pachapa received a performance-based restricted stock award in Fiscal 2017.

The grant date fair value of the shares in the table above was based on the $24.00 closing price of the Common Stock on the July 11, 2016 date of grant.

The Compensation Committee designated cumulative net income (weighted 75%) and return on invested capital (weighted 25%) as the two performance goals for the performance-based restricted stock under the Fiscal 2017 long-term incentive plan. The Compensation Committee believes this combination of earnings growth and capital returns measures is appropriate because it captures critical elements of the Company's performance over the three-year period.

The table below shows the threshold, target and maximum levels set by the Compensation Committee for each of these performance goals:

Performance Goal	Threshold (50%)	Target (100%)	Maximum (250%)

Cumulative Net Income (75% weighting)	$128.8 million	$161.0 million	$193.2 million

Three-Year Return on Invested Capital (25% weighting)	4.16%	5.20%	6.24%

Performance below the threshold level results in a 0% payout; performance at the threshold level results in a 50% payout of the shares of performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 250% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts. The Compensation Committee believes that the performance-based nature of these restricted stock awards provides appropriate incentives to executives in line with the interests of the Company's stockholders.

If the performance goals for the three-year performance period through Fiscal 2019 are met, the shares will vest 100% on July 31, 2019. The Compensation Committee believes that concurrent performance and vesting periods provide the appropriate combination of incentive and risk management. Performance-based shares of restricted stock, once vested, remain subject to the retention requirements under the Company's stock ownership guidelines.

The Compensation Committee recognized that the cumulative net income and return on invested capital performance measures are "absolute" measures (as opposed to "relative" measures). Using "relative measures" — measuring the Company's performance under these two goals against the performance of peer group companies — is not appropriate, in the Compensation Committee's view, given that many of the Company's peer group companies operate in different businesses and are not subject to the same competitive forces and market conditions as the Company. The Compensation Committee was also comfortable that the targets for these performance goals were set at "stretch" levels and carry a significant risk that the performance-based shares for the three-year performance period ending May 31, 2019 will be fully or partially forfeited. In fact, all or a significant portion of the performance-based shares granted in the three-year performance periods ended May 31, 2015, May 31, 2016 and May 31, 2017 were forfeited due to our failure to meet the stretch performance goals in place for those performance periods.

The Compensation Committee added a stock price acceleration feature to the Fiscal 2017 performance-based restricted stock grants. This features provides that if the Company's stock trades at an average price equal to or greater than $30.00 (125% of the $24.00 grant date stock price) on the 20 consecutive trading days ending on the last day of the performance period (May 31, 2019), the performance goals shall be deemed to have been met at the target level, regardless of whether the performance goals were met. If, however, the performance goals were met at an above-target level, then the payout would be at the above-target level. The Compensation Committee added the stock price acceleration feature to align the interests of management and stockholders in increasing stock price performance.

At its meeting on July 11, 2016, the Compensation Committee awarded a one-time special grant of performance-based restricted stock (with a dollar value of approximately $2 million) to Mr. Holmes. The Compensation Committee has rarely, if ever, granted this type of special stock award, relying on the annual stock program to provide shares to its executives. In this case, however, the Compensation Committee determined that it was appropriate to depart from its normal practice and make this special award to Mr. Holmes in light of his increasing responsibilities with the Company, his leadership as Chief Operating Officer of Aviation Services (the business group responsible for approximately 85% of the Company's revenue in Fiscal 2016) and the important relationship between his performance and the future success of the Company. In granting the award to Mr. Holmes, the Compensation Committee emphasized its one-time nature and conditioned the award on the achievement of specific performance criteria, namely: the pre-tax income and return on invested capital performance of the Aviation Services business group over the three-year performance period ending May 31, 2019.

Stock Options

At its meeting on July 11, 2016, the Compensation Committee approved the following grants of stock option awards for Fiscal 2017, subject to time-based vesting:

	Fiscal 2017 Stock Options

Named Executive Officer	Number of Shares	Grant Date Fair Value($)

David P. Storch	225,000	1,462,500

Timothy J. Romenesko	75,000	487,000

John M. Holmes	75,000	487,000

Robert J. Regan	60,000	390,000

Eric S. Pachapa	5,000	32,500

The grant date fair value of the stock options in the table above was based on a Black-Scholes valuation, using the $24.00 closing price of the Common Stock on the July 11, 2016 date of grant.

The stock options vest 33 1/3% on each of July 31, 2017, July 31, 2018 and July 31, 2019. The Compensation Committee believes that stock options serve a valuable purpose in helping to retain executives and reward them for building a career with the Company. Stock options, once vested, remain subject to the retention requirements under the Company's stock ownership guidelines.

Setting Target Total Direct Compensation

The Compensation Committee reviewed and approved Fiscal 2017 "target total direct compensation," representing the sum of the above-described three compensation elements: base salary, target annual cash bonus, and long-term stock awards. Total direct compensation is the end result of the Compensation Committee's individual decisions with respect to the setting of base salary, the setting of annual cash bonus and the granting of long-term stock awards for the named executive officers.

The Compensation Committee typically sets total direct compensation for the Company's named executive officers in the range of the 50th to 75th percentile of the total direct compensation levels of comparable positions at its peer group companies, with target opportunities at or around the market median (50th percentile) and maximum opportunities at or around the 75th percentile. In setting target total compensation, the Compensation Committee seeks to promote its goals of motivating and rewarding executives and providing appropriate pay-for-performance incentives.

The table below divides target total direct compensation into its component parts — base salary, target annual cash bonus and target long-term incentive compensation — and shows each as a dollar amount and as a percentage of target total direct compensation, as set by the Compensation Committee at the beginning of Fiscal 2017 for each named executive officer. As shown, target total direct compensation is heavily weighted toward performance-based compensation (annual cash bonus, performance-based restricted stock and stock options), consistent with the Compensation Committee's emphasis on pay-for-performance compensation. The table below includes the grant of time-based restricted stock to Mr. Pachapa but does not include the one-time special grant of performance-based restricted stock to Mr. Holmes.

	Fiscal 2017 Target Total Direct Compensation

	Base Salary		Target Annual Cash Incentive		Target Long-Term Incentive Compensation		Total

Named Executive Officer	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount at Target ($)	% of Total Target Direct Compensation	Dollar Amount at Target ($)	% of Total Target Direct Compensation	Dollar Amount ($)

David P. Storch	835,000	18%	835,000	18%	3,046,500	64%	4,716,500

Timothy J. Romenesko	463,500	24%	463,500	24%	1,015,500	51%	1,942,500

John M. Holmes	463,500	24%	463,500	24%	1,015,500	51%	1,942,500

Robert J. Regan	401,700	26%	281,190	18%	852,000	56%	1,534,890

Eric S. Pachapa	260,000	56%	136,240	29%	68,500	15%	464,740

V.     Actual Fiscal 2017 Executive Compensation

The Compensation Committee set base salaries and approved the stock awards of the named executive officers at the beginning of Fiscal 2017 in July 2016. Except for a $20,000 base salary increase to Mr. Pachapa in March 2017, these two compensation elements of the Fiscal 2017 executive compensation program remained unchanged throughout the year.

Thus, the only difference between "target" Fiscal 2017 executive compensation and "actual" Fiscal 2017 executive compensation was the amount of the Fiscal 2017 annual cash bonuses, which, as noted, were determined by the Company's earnings per share and working capital turns performance in Fiscal 2017 (and, in the case of Mr. Holmes, the pre-tax income, free cash flow and return on average invested capital performance of the Aviation Services business group in Fiscal 2017).

Actual Fiscal 2017 Annual Cash Bonuses

The performance goals under the Fiscal 2017 short-term incentive plan were earnings per share (weighted 80%) and working capital turns (weighted 20%). The Company's actual Fiscal 2017 earnings per share and working capital turns results compared to the target level set by the Compensation Committee at the beginning of Fiscal 2017 were:

Performance Goal	Target	Actual

Earnings per share (80% weighting)	$1.45	$1.64

Working capital turns (20% weighting)	3.20	3.25

No special charges or other adjustments were taken with respect to the determinations of Fiscal 2017 actual earnings per share and working capital turns.

Based on the Company's above-target earnings per share and working capital turns performance in Fiscal 2017 and the 80% 20% weighting between the two performance goals, the annual cash bonuses paid to the named executive officers under the Fiscal 2017 short-term incentive plan exceeded their target annual bonuses (but were less than the maximum bonuses), as shown in the table below:

	Fiscal 2017 Short-Term Incentive Plan

Named Executive Officer	Target Bonus ($)	Actual Bonus ($)[1]

David P. Storch	835,000	1,511,183

Timothy J. Romenesko	463,500	838,842

Robert J. Regan	281,190	508,898

Eric S. Pachapa	136,240[2]	265,534

  1
  Mr. Sharp received a Fiscal 2017 bonus of $46,667 under his agreement, which provided for a bonus at the target level for his two months of employment with the Company in Fiscal 2017.

  2
  Mr. Pachapa's target bonus was based on his base salary of $260,000 in effect in July 2016.

Based on the above-target performance of Aviation Services in Fiscal 2017 with respect to pre-tax income, free cash flow and return on average net invested capital, Mr. Holmes received a performance-based cash bonus of $788,381 under his PIP (compared to his target bonus $463,500 and a maximum bonus of $927,000).

The Compensation Committee did not make any discretionary cash bonuses to its named executive officers in Fiscal 2017.

Actual Fiscal 2017 Total Direct Compensation

The following table shows the target total direct compensation set for each named executive officer at the beginning of Fiscal 2017, compared to the actual total direct compensation received by each named executive officer for Fiscal 2017 performance:

	2017 Total Direct Compensation

Named Executive Officer	Target ($)	Actual ($)

David P. Storch	4,716,500	5,392,683

Timothy J. Romenesko	1,942,500	2,317,842

John M. Holmes	1,942,500*	2,267,381

Robert J. Regan	1,534,890	1,762,598

Eric S. Pachapa	464,740	597,367

  *
  Excludes the one-time special award of 83,000 shares of performance-based restricted stock with a grant date value of approximately $2 million.

The difference between the target and actual total direct compensation amounts reflects the fact that Fiscal 2017 annual cash bonuses exceeded target bonuses.

VI.   Fiscal 2018 Executive Compensation Actions

In April 2017, the Compensation Committee recommended, and the Board of Directors approved, the engagement of Semler Brossy Consulting Group as a new independent compensation consultant to the Compensation Committee. The decision to engage Semler Brossy was the result of the Compensation Committee's desire to work with a firm that focused exclusively on executive compensation matters.

At its meetings in April 2017 and July 2017, the Compensation Committee maintained the principal design of the Company's executive compensation program with its emphasis on pay-for-performance compensation. The Compensation Committee took the following specific actions with respect to Fiscal 2018 executive compensation:

  •
  Approved a 3% base salary increase for each named executive officer (other than Mr. Storch and Mr. Holmes);

  •
  Approved a 12.7% base salary increase for Mr. Storch to $941,000 in connection with a new three-year employment agreement, and a 21.8% base salary increase for Mr. Holmes to $564,600, principally in consideration of his promotion to, and increased responsibilities as, President and Chief Operating Officer of the Company;

  •
  Maintained annual cash bonus targets generally in line with the market median, and kept earnings per share and working capital turns as the performance goals for determining Fiscal 2018 annual cash bonuses; and

  •
  Continued the use of performance-based restricted stock (again using cumulative net income and return on invested capital as the performance goals) and stock options for our senior executive officers in lieu of any time-based restricted stock awards.

VII. Key Executive Compensation Policies and Practices

The following are key factors that also affect the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

Stock Ownership Guidelines

The Company has stock ownership guidelines requiring directors and executive officers to own and retain a meaningful amount of the Company's stock. The Board revised these stock ownership guidelines in Fiscal 2016 to increase the ownership requirement for direct reports to the CEO and to clarify the stock retention requirement. The table below summarizes the stock ownership guidelines:

Applicable Persons	Stock Ownership Requirement

Non-Employee Directors	20,000 shares (within four years of joining the Board)

Executive Officers

Chairman and CEO	6 times base salary

Direct Reports to CEO	2 times base salary

Other Executive Officers	1 times base salary

Executive officers not in compliance with these guidelines must retain at least 50% of the net shares after the payment of the exercise price and the withholding of taxes in the case of an option exercise or the withholding of taxes in the case of the vesting of restricted stock. Failure to meet these stock ownership levels or to show sustained progress may result in a reduction in future stock awards. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% of their value and stock options counted at 0%. All named executive officers of the Company complied with the stock ownership requirements as of May 31, 2017.

Employment, Severance and Other Agreements

The Company has employment agreements with Mr. Storch, the Company's Chief Executive Officer, and Mr. Holmes, the Company's Chief Operating Officer, and an agreement with Mr. Romenesko, the Company's Vice Chairman and Chief Financial Officer, in connection with his planned December 31, 2017 retirement from the Company. See "Executive Compensation — Summary Compensation Table — Employment Agreement with David P. Storch," " — Employment Agreement with John M. Holmes" and " — Other Agreements with Named Executive Officers — Agreement with Timothy J. Romenesko" for a description of these agreements. The Company also entered into an agreement with Mr. Sharp in connection with his retirement from the Company. See "Executive Compensation — Summary Compensation Table — Other Agreements with Named Executive Officers — Agreement with Michael J. Sharp."

The Company has a severance and change-in-control agreement with Mr. Romenesko, which will terminate upon his retirement from the Company on December 31, 2017. The Company also has a severance and change-in-control agreement with Mr. Regan, the Company's Vice President, General Counsel and Secretary. See "Potential Payments upon a Termination of Employment or a Change-in-control of the Company" for a description of the severance and change-in-control agreements.

The rationale for the employment agreements and the severance and change-in-control agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice and to promote the Company's goal of senior leadership stability.

The Company has no tax gross-up provisions or single trigger change-in-control provisions in any agreement with any executive officer.

Equity Grant Practices

The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. As described, the Compensation Committee typically grants annual stock awards at its July meeting. The Compensation Committee — or the Chief Executive Officer pursuant to authority delegated by the Compensation Committee — also grants stock awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

Perquisites

We provide certain perquisites to our executive officers in support of our goal of attracting and retaining talented leaders. See footnotes to the "Other Compensation" column of the Summary Compensation Table for a description and valuation of these perquisites. The Compensation Committee believes these perquisites are reasonable, market-competitive and consistent with the Company's overall executive compensation program.

Retirement Benefits

The Company's named executive officers participate in one or more of the following retirement plans:

Retirement Plan: A tax-qualified defined benefit plan whose benefit accruals ceased in June 2005.

Retirement Savings Plan: A tax-qualified 401(k) savings plan available to all employees.

SKERP: A non-qualified retirement plan that makes up 401(k) benefits that would otherwise be lost as a result of Internal Revenue Code limits and provides additional employer contributions.

The Compensation Committee views the retirement benefits for the named executive officers as reasonable, market-competitive and consistent with the Company's overall executive compensation program.

Change-in-Control Benefits

The Company provides certain change-in-control benefits to encourage the participating executives to consider the best interests of the Company without concern about their own personal financial well-being in the face of a potential change-in-control of the Company. See "Potential Payments Upon a Termination of Employment or a Change-in-Control of the Company" for additional information.

Risk Management

The Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company's compensation policies and practices in Fiscal 2017 for its employees, including the named executive officers, posed any significant risks or were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that the Company's compensation policies and practices did not encourage excessive or inappropriate risk-taking and that they were not reasonably likely to have any such material adverse effect on the Company.

The Compensation Committee believes that the design and operation of the Company's executive compensation program are consistent with the Company's risk management strategies for the following reasons:

The Fiscal 2017 executive compensation program was designed to provide a proper balance between cash and stock compensation, fixed and variable compensation, and short-term and long-term compensation. The Compensation Committee generally favors a heavier weighting of stock compensation, variable compensation and long-term compensation to align the executives' interest with the interests of stockholders, to promote performance and to encourage long-term value creation.

Fiscal 2017 short-term incentive plan awards — a form of performance-based cash compensation — were based on two different performance metrics: earnings per share and working capital turns, each of which provides benefits to the Company's stockholders. In any year, regardless of the Company's performance against these metrics, the Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.

The Company used a PIP to provide annual incentive cash compensation opportunities for Mr. Holmes. The PIP employs multiple business metrics — e.g., pre-tax income, free cash flow, return on invested capital — to provide appropriate incentives and measured risk-taking.

The balance built into the short-term incentive plan and the PIP was also reflected in long-term incentive compensation awards, which in Fiscal 2017 consisted of performance-based restricted stock and stock options, and did not include any time-based restricted stock for executive officers (other than a grant to Mr. Pachapa). Each of these long-term equity-based incentive awards contains vesting periods designed to promote employee retention. They also are linked to the value of the Company's common stock, thus aligning the executives' interests with the interests of the Company's stockholders.

The performance goals for performance-based restricted stock under the long-term incentive plan — cumulative net income and return on invested capital in Fiscal 2017 — are different from the performance goals used under the short-term incentive plan (earnings per share and working capital turns). In addition, the Fiscal 2017 long-term incentive plan has a three-year performance period compared to the one-year performance period under the Fiscal 2017 short-term incentive plan. The Compensation Committee believes that these different performance goals and different performance periods allow the Company to pursue short-term and long-term goals in a balanced manner.

The Company's stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.

The Compensation Committee, its independent compensation consultant and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

Independence of Compensation Consultant

The Compensation Committee worked with Mercer, its independent compensation consultant, on Fiscal 2017 executive compensation matters. In April 2017, the Compensation Committee approved Semler

Brossy Consulting Group as its new independent compensation consultant. Semler Brossy was not involved in any of the Compensation Committee's Fiscal 2017 executive compensation decisions.

The Compensation Committee considered the independence of Mercer in Fiscal 2017. The Compensation Committee's consideration of Mercer's independence focused on the following factors: (i) the total dollar amount paid by the Company to Mercer for compensation consulting services ($187,867 in Fiscal 2017); (ii) the total dollar amount paid by the Company to Mercer and its affiliates for services other than compensation consulting services ($0 in Fiscal 2017); (iii) conflicts of interest policies and procedures of the Company and of Mercer; (iv) the fact that the Mercer employees who provided compensation consulting services did not own any shares of the Company's common stock; (v) the lack of any relationships between Mercer and members of the Company's Board of Directors other than that Mr. Anthony K. Anderson, a director of the Company, also serves on the Board of Marsh & McLennan Companies, the parent company of Mercer; and (vi) the lack of any relationships between Mercer and any of the Company's executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Mercer and that Mercer was independent of the Company.

The Compensation Committee also undertook the same analysis to confirm the independence of Semler Brossy at the time of its engagement in 2017. It determined that the Company had no other business relationship with Selmer Brossy, paid no fees of any kind to Semler Brossy in the past fiscal year and paid no fees to Semler Brossy in the current fiscal year other than for its services as compensation consultant. It further determined that Semler Brossy's employees working on the Company's account do not own any shares of the Company's common stock.

Incentive Compensation Clawback Policy

The Company has an incentive compensation clawback policy. The policy provides for the recoupment of incentive compensation paid to a current or former executive officer of the Company where such person's misconduct contributed to an accounting restatement of the Company's financial statements.

The Company is aware of the proposed compensation clawback rules issued by the SEC. The Company will revise its incentive compensation clawback policy to comply with the requirements of the SEC's final rules if and when they are adopted.

Anti-Hedging and Anti-Pledging Policies

The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with trading in Company securities or in the securities of other companies with which the Company does business. The purpose of the insider trading policy is to promote compliance with applicable securities laws governing insider trading.

An important part of the Company's insider trading policy is the prohibition on short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company's securities. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers (namely, the Chief Executive Officer and the three other most highly compensated officers not including the Chief Financial Officer). This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m).

The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. For example, the Compensation Committee has structured the annual cash bonus plan, performance-based restricted stock awards and stock options to qualify as performance-based compensation under Section 162(m). However, the Compensation Committee has previously structured, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit under Section 162(m).

Compensation Committee Fiscal 2017 Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors of AAR CORP.

Ronald B. Woodard, Chair
Anthony K. Anderson
Norman R. Bobins
Michael R. Boyce
Ronald R. Fogleman
Peter Pace
Jennifer L. Vogel

Summary Compensation Table1

The following table sets forth compensation information for the Company's named executive officers for Fiscal 2017, Fiscal 2016 and Fiscal 2015:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)[3]	Stock Awards ($)[4]	Option Awards ($)[5]	Non-Equity Incentive Plan Compensation ($)[6]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[7]	All Other Compensation ($)[8]	Total ($)

David P. Storch	2017	835,000	—	1,584,000	1,462,500	1,511,183	37,347	679,909	6,109,939

Chairman of the Board and	2016	755,250	—	1,150,500	1,150,500	1,014,800	35,727	603,414	4,710,191

Chief Executive Officer	2015	906,449	—	1,695,200	—	2,158,713	34,177	474,286	5,268,825

Timothy J. Romenesko	2017	463,500	—	528,000	487,500	838,842	33,008	281,018	2,631,868

Vice Chairman and Chief Financial	2016	456,250	507,400	375,000	375,000	—	31,576	316,962	2,062,188

Officer (beginning August 1, 2016);	2015	499,272	—	847,600	—	1,727,250	30,207	198,397	3,302,726
Chief Operating Officer of
Expeditionary Services (through
July 31, 2016)

John M. Holmes	2017	463,500	—	2,528,000	487,500	788,381	662	195,321	4,463,364

President and Chief Operating	2016	456,250	117,551	375,000	375,000	517,949	633	96,707	1,939,090

Officer (beginning June 1,	2015	409,375	—	208,640	—	548,000	606	103,917	1,270,538
2017); Vice President;
Chief Operating Officer of
Aviation Services (through
May 31, 2017)

Michael J. Sharp[9]	2017	227,692	—	—	—	46,667	3,469	318,482	596,310

Former Vice President, Chief	2016	382,418	—	368,750	131,250	370,462	3,319	98,212	1,354,411
Financial Officer (through July 31,
2016)

Robert J. Regan	2017	401,700	—	462,000	390,000	508,898	—	142,368	1,904,966

Vice President, General Counsel	2016	390,396	—	312,000	312,000	361,200	—	111,380	1,486,976

and Secretary	2015	391,586	—	521,600	—	750,825	—	97,963	1,761,974

Eric S. Pachapa[10]	2017	263,333	—	36,000	32,500	265,534	—	12,006	609,373
Vice President, Controller and Chief
Accounting Officer

  1
  General. The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with applicable SEC rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a more detailed explanation of the Company's executive compensation program in Fiscal 2017.

  2
  Salary. For Fiscal 2017, the Compensation Committee approved a 3% increase in the base salaries of the named executive officers, except that (i) the base salary of David P. Storch, the Company's Chief Executive Officer, was increased approximately 8.9%, to $835,000 from $767,000 to place him at the 25th percentile among CEOs of the Company's peer group and to make clear that Mr. Storch's pay opportunities are focused less on fixed compensation and more on at-risk or variable compensation (Mr. Storch's 2017 base salary was 7.9% lower than his Fiscal 2015 base salary of $906,449), and (ii) the base salary of Eric S. Pachapa, the Company's Vice President, Controller and Chief Accounting Officer, was increased 5.5% to $260,000 from $246,500 to reflect a significant step-up in Mr. Pachapa's role and responsibilities.

  3
  Bonus. The Company did not pay any discretionary bonuses to any named executive officer in Fiscal 2017.

  4
  Stock Awards. The amounts in this column for Fiscal 2017 reflect the grant date fair values of the performance-based restricted stock awards (based on the target level) and the time-based restricted stock award to Mr. Pachapa granted on July 11, 2016 under the Fiscal 2017 long-term incentive plan, computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-based stock awards, assuming the performance conditions are met at the maximum level (this assumption is required by SEC rules), are Mr. Storch: $3,960,000; Mr. Romenesko: $1,320,000; Mr. Holmes: $1,320,000; and Mr. Regan: $1,155,000. Mr. Holmes also received a separate performance-based stock award of 83,333 shares valued at approximately $2 million in recognition of his increased responsibilities with the Company, his leadership as Chief Operating Officer of the Aviation Services business group (the business group responsible for approximately 85% of the Company's revenues in Fiscal 2016) and the important relationship between his performance and the future success of the Company. Mr. Pachapa did not receive a performance-based stock award in Fiscal 2017.

    The Compensation Committee did not make any grants of time-based restricted stock awards to the named executive officers in Fiscal 2017, except for the award to Mr. Pachapa. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2017 for an explanation of the assumptions made by the Company in the valuation of the stock awards.

    The grant date fair values represent the Company's accounting expense for the grants made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not vest or may vest at a lower or higher level. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about the awards of performance-based restricted stock granted in Fiscal 2017. Vesting information is presented under "Executive Compensation — Outstanding Equity Award at Fiscal 2017 Year End — Vesting."

  5
  Option Awards. The amounts in this column for Fiscal 2017 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2017 for an explanation of the assumptions made by the Company in the valuation of these awards.

    The grant date fair values represent the Company's accounting expense for the grants of stock options made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because a stock option may be forfeited, may not be exercised or may not vest. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about the awards of stock options granted in Fiscal 2017. Vesting information is presented under "Executive Compensation — Outstanding Equity Award at Fiscal 2017 Year End — Vesting."

  6
  Non-Equity Incentive Plan Compensation. The Fiscal 2017 amounts in this column are the performance-based cash bonuses earned by Mr. Storch, Mr. Romenesko, Mr. Sharp, Mr. Regan and Mr. Pachapa under the Company's Fiscal 2017 short-term incentive plan. For Mr. Holmes, the Fiscal 2017 amount in this column is his performance-based cash bonus earned under his PIP. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about the Fiscal 2017 bonuses.

  7
  Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula and the increased pension value under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

  8
  All Other Compensation.    The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2017. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company.

Named Executive Officer	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues and Expenses ($)	Financial Planning ($)	Auto Allowance ($)	Company- Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Severance ($)	Spouse Travel ($)	Total ($)

David P. Storch	18,441	535,650	61,233	18,893	12,300	33,392	—	—	—	679,909

Timothy J. Romenesko	18,602	230,326	10,524	12,432	—	9,134	—	—	—	281,018

John M. Holmes	16,614	158,927	5,870	12,432	—	—	—	—	1,478	195,321

Michael J. Sharp	17,012	75,830	8,535	—	—	2,424	—	214,681	—	318,482

Robert J. Regan	15,945	113,991	—	12,432	—	—	—	—	—	142,368

Eric S. Pachapa	12,006	—	—	—	—	—	—	—	—	12,006

  9
  Mr. Sharp. Mr. Sharp served as Vice President and Chief Financial Officer from September 29, 2015 through July 31, 2016 and retired from the Company on December 5, 2016. Mr. Sharp was a named executive officer of the Company in Fiscal 2017 and Fiscal 2016, but not in Fiscal 2015. "All Other Compensation" for Mr. Sharp includes severance ($196,923) and the value of COBRA benefits ($17,758) from December 5, 2016 through May 31, 2017.

  10
  Mr. Pachapa. Mr. Pachapa became a named executive officer of the Company in Fiscal 2017.

Employment Agreement with David P. Storch

We entered into a new employment agreement with David P. Storch, our Chairman and Chief Executive Officer, effective June 1, 2017. The agreement runs through May 31, 2020, with two one-year renewals.

The table below outlines the principal terms of Mr. Storch's employment agreement.

Type of Benefit	Description

Annual base salary	$941,000, as may be subsequently increased by the Compensation Committee

Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity of 250% of base salary based on achievement of performance goals established each year by the Compensation Committee

Annual stock award	As determined each year by the Compensation Committee

Perquisites	Personal use by Mr. Storch of the Company's aircraft, subject to the Company's aircraft use policy (Mr. Storch did not have any personal use of aircraft in Fiscal 2017), an annual automobile allowance, payment of country club dues, reimbursement of fees and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program

Termination / Change-in-Control benefits	See "Potential Benefits Payable Upon Termination of Employment or a Change-in-Control of the Company — Employment Agreement with David P. Storch"

Employment Agreement with John M. Holmes

We entered into a new employment agreement with John M. Holmes, our President and Chief Operating Officer, effective June 1, 2017. The agreement runs through May 31, 2020 and thereafter renews annually, subject to either party's right to terminate.

The table below outlines the principal terms of Mr. Holmes's employment agreement.

Type of Benefit	Description

Annual base salary	$564,600, as may be subsequently increased by the Compensation Committee

Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity of 250% of base salary based on achievement of performance goals established each year by the Compensation Committee

Annual stock award	As determined each year by the Compensation Committee

Perquisites	Payment of country club dues, reimbursement of fees and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program

Termination / Change-in-Control benefits	See "Potential Benefits Payable Upon Termination of Employment or a Change-in-Control of the Company — Employment Agreement with John Holmes"

Other Agreements with Named Executive Officers

Agreement with Timothy J. Romenesko

The Company entered into a retirement and consulting agreement with Mr. Romenesko on April 18, 2017. The agreement provides that Mr. Romenesko will continue to serve as Chief Financial Officer of the Company until his retirement on December 31, 2017. The agreement further provides that Mr. Romenesko will become a consultant to the Company for one year following his retirement, assisting with the transition of the Company's new Chief Financial Officer and undertaking such financial, accounting or other projects as may be assigned by Mr. Storch.

The agreement with Mr. Romenesko provides that he will receive his full salary and benefits during his remaining employment term, including a pro-rata performance bonus under the Fiscal 2018 short-term incentive plan (if the Company meets the applicable performance goals). For the one-year consulting period, Mr. Romenesko will receive a retainer of $230,000 and certain other benefits as set forth in the agreement.

Mr. Romenesko's service on the Company's Board of Directors will terminate at the 2017 annual meeting of stockholders under the terms of the agreement.

Agreement with Michael J. Sharp

The Company entered into an agreement with Mr. Sharp, Vice President and Chief Financial Officer of the Company through July 31, 2016, in connection with his retirement from the Company on December 5, 2016. The agreement provides Mr. Sharp with severance pay in the form of salary continuation beginning with his retirement and continuing through December 5, 2017, subject to earlier termination under certain circumstances set forth in the agreement. The agreement also provides for the payment of the cost of COBRA coverage during the severance period, career counseling and outplacement services, and a pro-rata performance bonus of $46,667 for his employment for the first two months of Fiscal 2017.

Severance and Change-in-Control Agreements

The Company has severance and change-in-control agreements with Mr. Romenesko and Mr. Regan. Mr. Romenesko's severance and change-in-control agreement will terminate upon his retirement from the Company on December 31, 2017. See "Potential Benefits Payable Upon a Termination of Employment or a Change-in-Control of the Company" for information about the severance and change-in-control agreements.

Fiscal 2017 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2017;

Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2017;

Other stock awards made in Fiscal 2017; and

Stock options granted in Fiscal 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2,7]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and

Named Executive Officer	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)[4]	Underlying Options (#)[5]	Of Option Award ($/sh)	Option Awards ($)[6]

David P. Storch		417,500	835,000	2,087,500				—			—

	7/11/16				33,000	66,000	165,000				1,584,000

	7/11/16								225,000	24.00	1,462,500

Timothy J. Romenesko		231,750	463,500	1,158,750				—			—

	7/11/16				11,000	22,000	55,000				528,000

	7/11/16								75,000	24.00	487,500

John M. Holmes[7]		231,750	463,500	927,000				—			—

	7/11/16				11,000	22,000	55,000				528,000

	7/11/16				—	83,333	—				2,000,000

	7/11/16								75,000	24.00	487,500

Michael J. Sharp[8]		—	46,667	—	—	—	—	—	—	—	—

Robert J. Regan		140,595	281,190	702,975				—			—

	7/11/16				9,625	19,250	48,125				462,000

	7/11/16								60,000	24.00	390,000

Eric. S. Pachapa		68,120	136, 240	340,600	—	—	—				—

	7/11/16							1,500			36,000

	7/11/16								5,000	24.00	32,500

  1
  The Compensation Committee granted annual stock awards under the Company's Fiscal 2017 long-term incentive plan at its meeting on July 11, 2016.

  2
  Annual cash bonuses under the Company's Fiscal 2017 short-term incentive plan and Mr. Holmes's PIP were subject to performance in Fiscal 2017, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee at its meeting on July 11, 2016. Mr. Pachapa's estimated possible payouts were based on his base salary of $260,000 as of July 2016.

  3
  The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2017 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2017 long-term incentive plan is listed in the "Target" column. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the performance-based restricted stock awards under the Fiscal 2017 long-term incentive plan.

  4
  There were no awards of time-based restricted stock to the Company's named executive officers under the Company's Fiscal 2017 long-term incentive plan, except for the award of 1,500 shares to Mr. Pachapa.

  5
  This column shows the number of shares subject to stock options granted on July 11, 2016 to the named executive officers under the Company's Fiscal 2017 long-term incentive plan.

  6
  The grant date fair values of the performance-based restricted stock awards at the target level, the time-based restricted award to Mr. Pachapa and the stock option awards were computed in accordance with FASB ASC Topic 718.

  7
  Mr. Holmes participated in a PIP based on the performance of the Aviation Services business group. See "Compensation Discussion and Analysis — Fiscal 2017 Executive Compensation — Annual Cash Bonuses — Performance Incentive Plan" for additional information.

  8
  Mr. Sharp served as Vice President and Chief Financial Officer through July 31, 2016 and retired from the Company on December 5, 2016. Under the terms of his agreement, Mr. Sharp received a pro-rata performance bonus at the target level for two months of service in Fiscal 2017 in the amount of $46,667. Mr. Sharp did not receive any stock awards in Fiscal 2017.

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table sets forth information for each named executive officer with respect to:

Each stock option that remained outstanding as of May 31, 2017; and

Each award of restricted stock that was not vested and remained outstanding as of May 31, 2017.

	Option Awards[1]					Restricted Stock Awards

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]

David P. Storch	49,022	—	—	29.65	7/11/21	29,450	1,028,983	157,969	5,519,437

	57,600	28,800	—	12.90	7/16/22

	95,040	63,360	—	25.43	7/15/23

	51,270	102,540	—	26.62	8/7/25

	—	225,000	—	24.00	7/11/26

Timothy J. Romenesko	23,685	—	—	29.65	7/11/21	14,725	514,492	60,462	2,112,542

	28,800	14,400	—	12.90	7/16/22

	47,520	31,680	—	25.43	7/15/23

	16,711	33,423	—	26.62	8/7/25

	—	75,000	—	24.00	7/11/26

John M. Holmes	5,000	5,000	—	12.90	7/16/22	2,000	69,880	125,420	4,382,175

	11,000	11,000	—	25.43	7/15/23

	16,711	33,423	—	26.62	8/7/25

	—	75,000	—	24.00	7/11/26

Michael J. Sharp	7,415	—	—	17.27	7/11/20	4,084	142,695	23,091	806,800

	5,338	—	—	29.65	7/11/21

	6,824	3,456	—	12.90	7/16/22

	11,403	7,605	—	25.43	7/15/23

	5,849	11,698	—	26.62	8/7/25

Robert J. Regan	20,000	—	—	15.10	7/13/19	8,960	313,062	45,971	1,606,227

	24,239	—	—	17.27	7/11/20

	14,118	—	—	29.65	7/11/21

	—	8,640	—	12.90	7/16/22

	28,512	19,008	—	25.43	7/15/23

	13,903	27,808	—	26.62	8/7/25

	—	60,000	—	24.00	7/11/26

Eric S. Pachapa	—	5,000	—	24.00	7/11/26	6,988	244,161	—	—

1
These columns show the number, option exercise price and option expiration date of outstanding stock options held by the named executive officers at the end of Fiscal 2017. The first column shows this information for exercisable stock options, and the second column shows this information for unexercisable stock options.

2
This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal 2017. The table below shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Sharp	Mr. Regan	Mr. Pachapa

5/31/18	13,200	6,600	—	1,584	3,960	—

7/31/18	8,125	4,062	1,000	1,250	2,500	4,988

7/31/19	8,125	4,063	1,000	1,250	2,500	2,000

3
This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $34.94 per share (the closing price of the common stock on May 31, 2017).

4
This column shows the number of unvested shares of performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal 2017. The table below shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Sharp	Mr. Regan	Mr. Pachapa

7/31/17	16,249	8,124	1,999	2,499	4,999	—

7/31/18	59,468	22,211	16,086	18,090	16,720	—

7/11/19	—	—	41,666	—	—	—

7/31/19	82,252	30,127	24,002	2,502	24,252	—

7/11/20	—	—	41,667	—	—	—

5
This column shows the market value of the unvested shares of performance-based restricted stock at the target level held by the named executive officers based on a price of $34.94 per share (the closing price of the common stock on May 31, 2017).

Vesting

The vesting rules for stock options, shares of time-based restricted stock and shares of performance-based restricted stock are described in the following table:

	Stock Options	Time-Based Restricted Stock[1]	Performance-Based Restricted Stock

General Rule	33 1/3% in years 1, 2 and 3	100% cliff vesting in year 3	100% cliff vesting in year 3, assuming performance conditions are met
	(Stock options granted prior to Fiscal 2016 vest 20% per year for five years)	(Stock granted prior to Fiscal 2016 vests 50% each in years 4 and 5)	(Stock granted prior to Fiscal 2016 vests 33 1/3% each in years 3, 4 and 5, assuming the performance conditions are met)

Retirement[2]	Stock options continue to vest in accordance with vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock continues to vest in accordance with the vesting schedule	Stock continues to vest in accordance with the vesting schedule

Disability	Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock vests pro-rata based on the date of Disability

(Stock granted prior to Fiscal 2016 vests 100% if disability occurs after the 4th anniversary of grant and vests 50% if disability occurs on or before the 4th anniversary of grant)

Stock vests pro-rata based on the date of Disability (Stock granted prior to Fiscal 2016 continues to vest in accordance with the vesting schedule)

Death	Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date.	Stock vests pro-rata based on the date of death

(Stock granted prior to Fiscal 2016 vests 100% if death occurs after the 4th anniversary of grant and vests 50% if death occurs on or before the 4th anniversary of grant)

Stock vests pro-rata based on the date of death (Stock granted prior to Fiscal 2016 continues to vest in accordance with the vesting schedule)

1
Time-based restricted stock awards are not generally made to the Company's executive officers.

2
Retirement is defined as voluntary retirement when an employee reaches age 65 or the employee reaches age 55 and the employee's age and the number of consecutive years of service is at least 75.

Fiscal 2017 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2017;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2017; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)

David P. Storch	—	—	25,200	880,488

Timothy J. Romenesko	—	—	12,600	440,244

John M. Holmes	9,000	101,762	—	—

Michael J. Sharp	3,750	72,816	3,024	105,659

Robert J. Regan	34,560	636,595	7,560	264,146

Eric S. Pachapa	—	—	—	—

  1
  These amounts represent the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

  2
  These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2017 Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2017 ($)

David P. Storch	Retirement Plan	26.4	860,851	—

	SKERP	N/A	302,887	—

Timothy J. Romenesko	Retirement Plan	24.4	760,845	—

	SKERP	N/A	239,355	—

John M. Holmes[3]	Retirement Plan	3.7	15,259	—

	SKERP	N/A	N/A	N/A

Michael J. Sharp[3]	Retirement Plan	8.9	79,965	—

	SKERP	N/A	N/A	N/A

Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

Eric S. Pachapa[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

  1
  Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

  2
  Amounts shown in this column are calculated as of the last business day of Fiscal 2017, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2017. See Note 8 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

  3
  Mr. Holmes, Mr. Sharp, Mr. Regan and Mr. Pachapa do not participate in the defined benefit portion of the SKERP, and Mr. Regan and Mr. Pachapa do not participate in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to cause (as defined in the SKERP), or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under the change-in-control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Regan and Mr. Pachapa do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Mr. Storch, Mr. Romenesko, Mr. Holmes and Mr. Sharp are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of vesting service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer (other than Mr. Pachapa who does not participate in the SKERP) and by the Company in Fiscal 2017, the earnings accrued on the named executive officer's account balance in Fiscal 2017, and the account balance as of May 31, 2017.

Fiscal 2017 Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal 2017 ($)[1]	Company Contributions in Fiscal 2017 ($)[2]	Aggregate Earnings in Fiscal 2017 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2017 ($)[4]

David P. Storch	92,398	535,650	2,726,231	—	18,437,049

Timothy J. Romenesko	48,527	230,326	701,552	—	4,935,250

John M. Holmes	54,982	158,927	210,768	—	1,542,638

Michael J. Sharp	36,000	75,830	63,571	—	956,020

Robert J. Regan	38,129	113,991	304,626	—	1,751,819

  1
  The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2017 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2017 but earned and reported in the Summary Compensation Table for Fiscal 2016.

  2
  The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table.

  3
  The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

  4
  The aggregate balance as of May 31, 2017 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2017 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $9,480,332; Mr. Romenesko, $1,961,635; Mr. Holmes, $551,344; Mr. Sharp, $295,987; and Mr. Regan, $677,227. The aggregate balance as of May 31, 2017 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876. Mr. Pachapa does not participate in the SKERP.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($270,000 in 2017). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Retirement Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (up to 22% of base salary and bonus), the Vice Chairman (up to 16% of base salary and bonus) and other eligible officers (up to 5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75. Participants fully vest in their benefits upon a change-in-control of the Company.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices and a Company common stock fund. Participants may change investment elections at any time, subject to limitations under the Company's insider trading policy with respect to investment changes in the Company common stock fund.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon written election prior to termination of employment; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential change-in-control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated for cause (as defined in the SKERP), or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change-in-control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer up to 75% of his/her compensation, up to a maximum of $18,000 for 2017, or $24,000 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with an automatic 1% annual increase.

The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of the participant's compensation, to the Plan for such payroll period. The profit sharing contribution is based on the participant's contributions as of the end of the prior calendar year and the economic performance of the participant's operating unit, and is equal to a percentage of up to 4% of the participant's compensation. A non-elective retirement benefit contribution was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($270,000 for 2017).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon a Termination of Employment or a Change-in-Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change-in-control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 72.

Employment Agreement with David P. Storch

The Company's June 1, 2017 employment agreement with Mr. Storch provides for the following severance benefits:

Termination of Employment — Prior to, or More than 24 Months After, a Change-in-Control:    If prior to, or more than 24 months after, a Change-in-Control, either the Company terminates his employment other than for Cause or Disability or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Within 24 Months Following a Change-in-Control:    If Mr. Storch's employment is terminated within 24 months following a Change-in-Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, he is entitled to:

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,526,405;

Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Benefit Plan still vest on the Change-in-Control regardless of termination of employment).

If any excise tax would be triggered, Mr. Storch may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

General.    Regardless of whether a Change-in-Control is involved:

If Mr. Storch's termination is due to Retirement, he has the right to enter into a consulting agreement for a period of not less than one year, which pays consulting fees equal to 50% of his then current base salary. In addition, Mr. Storch and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer); and

If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's disability plans will be at a level no less favorable than that in effect on May 31, 2014).

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change-in-Control" means the earliest of (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) the removal of Mr. Storch from the position of Chairman or Chief Executive Officer of the Company or any successor, (ii) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Employment Agreement with John M. Holmes

The Company's employment agreement with Mr. Holmes provides for the following severance benefits:

Termination of Employment — Prior to, or More than 18 Months After, a Change-in-Control:    If prior to, or more than 18 months after, a Change-in-Control, either the Company terminates his employment other than for Cause or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to: (i) continued payment of his base salary for 24 months, and (ii) a lump sum payment equal to two times the average of the cash incentive bonus paid to him for the preceding two fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the eighteen-month period following any such termination of employment).

Termination of Employment — Within 18 Months Following a Change-in-Control:    If Mr. Holmes's employment is terminated within 18 months following a Change-in-Control either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) two times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

Continued coverage for Mr. Holmes and his spouse under the Company's welfare and fringe benefit plans for two years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period);

Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement; and

Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Benefit Plan still vest on the Change-in-Control regardless of termination of employment).

If any excise tax would be triggered, Mr. Holmes may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

Termination of Employment — Disability.    Regardless of whether a Change-in-Control is involved, if Mr. Holmes's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for two years following such termination.

In any event, payments under the employment agreement in connection with Mr. Holmes's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

The terms "Change-in-Control," "Cause," "Disability," and "Good Reason" generally have the same meanings given to them in Mr. Storch's employment agreement.

Severance and Change-in-Control Agreements

The Company has severance and change-in-control agreements with Mr. Romenesko and Mr. Regan. Mr. Romenesko's severance and change-in-control agreement will terminate upon his retirement from the Company on December 31, 2017.

The severance and change-in-control agreements with Mr. Romenesko and Mr. Regan provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to, or More than 18 Months After, a Change-in-Control:    If prior to, or more than 18 months after, a Change-in-Control of the Company, the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Within 18 Months Following a Change-in-Control:    If the executive's employment is terminated within 18 months following a Change-in-Control by the Company other than for Cause or Disability or by the executive for Good Reason, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two times (for Mr. Regan) or three times (for Mr. Romenesko) base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for two years (for Mr. Regan) or three years (for Mr. Romenesko) following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above) and (v) reasonable legal fees incurred by the executive in enforcing the agreement. In addition, outstanding awards under the 2013 Stock Plan and the prior Stock Benefit Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual performance level. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change-in-Control.

If any excise tax would be triggered, Mr. Romenesko may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for two years (for Mr. Regan) or three years (for Mr. Romenesko) following such termination.

For purposes of the severance and Change-in-Control agreements:

"Change-in-Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Agreement with Mr. Sharp

The Company entered into an agreement with Mr. Sharp, Vice President and Chief Financial Officer through July 31, 2016, in connection with his retirement from the Company on December 5, 2016. The agreement provides for continued salary from his termination date through December 5, 2017 ($400,000), subject to earlier termination under certain circumstances set forth in the agreement. The agreement also provides for payment for COBRA coverage during the one-year period ($17,758), a pro-rata bonus payment of $46,667 for his service as Vice President and Chief Financial Officer from June 1, 2016 through July 31, 2016 and outplacement services not to exceed $10,000. At his retirement date, Mr. Sharp was retirement eligible for purposes of the stock plans and SKERP and eligible for 2016 SKERP contributions through December 5, 2016.

Split Dollar Insurance Agreements

The Company has split dollar life insurance agreements with Mr. Storch, Mr. Romenesko and Mr. Sharp. Under the agreements, the individuals own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change-in-Control of the Company (as defined for such executive above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change-in-Control date. If the individual's employment terminates after a Change-in-Control and benefits are paid under the severance and change-in-control agreements, the split dollar agreements will continue for the severance period.

Stock Plans

A named executive officer's termination of employment can result in enhanced benefits under the AAR CORP. Stock Benefit Plan and the AAR CORP. 2013 Stock Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    In the case of performance-based or time-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.

The AAR CORP. Stock Benefit Plan has change-in-control provisions that apply to participants who do not have a severance and change-in-control agreement. Upon a Change-in-Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a Change-in-Control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Award agreements under the AAR CORP. 2013 Stock Plan do not provide for vesting upon a Change-in-Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change-in-Control.

Tables of Potential Payments Upon a
Termination of Employment or a Change-in-Control of the Company

The tables below quantify the benefits described above that would be paid to each current named executive officer (other than Mr. Sharp who retired from the Company on December 5, 2016) under the following termination of employment or change-in-control events, assuming a change-in-control or a termination of employment occurred on May 31, 2017 (the last business day of Fiscal 2017).

	Equity Vesting — On or After a Change-in-Control
Named Executive Officer	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]

David P. Storch	6,548,420	4,551,938

Timothy J. Romenesko	2,627,034	1,717,232

John M. Holmes	4,452,055	1,313,389

Robert J. Regan	1,919,289	1,258,954

Eric S. Pachapa	244,161	54,700

  1
  Under the Company's stock plans and severance and change-in-control agreements, all restricted stock (both performance-based and time-based) generally vests upon a change-in-control of the Company or upon a qualifying termination of employment that occurs within two years following a change-in-control. See "— Stock Plans" above. The amounts shown reflect the number of shares that would have vested upon a change-in-control and termination of employment, if applicable, on May 31, 2017, based on the number of shares multiplied by $34.94 (the closing price of the common stock on May 31, 2017).

  2
  Under the Company's stock plans and severance and change-in-control agreements, all stock options generally vest upon a change-in-control of the Company or upon a qualifying termination of employment that occurs within two years following a change-in-control. See "— Stock Plans" above. The amounts shown reflect the number of option shares that would have vested upon a change-in-control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $34.94 (the closing price of the common stock on May 31, 2017).

Termination of Employment Prior to, or More Than 18 Months (24 Months for Mr. Storch) After, a Change-in-Control

	Other than Cause					Disability			Death

Named Executive Officer	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options ($)[8]	Restricted Stock ($)[7]

David P. Storch	2,505,000	2,525,983	6,548,420	4,551,938	351,343	52,385	3,118,200	2,183,095	3,118,200

Timothy J. Romenesko	463,500	838,842	2,627,034	1,717,232	—	44,568	1,299,018	880,550	1,299,018

John M. Holmes	927,000	1,306,330	4,452,055	1,313,389	—	36,959	1,344,372	575,041	1,344,372

Robert J. Regan	401,700	508,898	1,919,289	1,258,954	—	27,413	913,488	615,282	913,488

Eric S. Pachapa	—	—	244,161	110,433	—	—	110,433	18,226	110,433

  1
  Reflects continued salary for 36 months for Mr. Storch under his employment agreement, 24 months for Mr. Holmes under his employment agreement and 12 months for Mr. Romenesko and Mr. Regan under their severance and change-in-control agreements.

  2
  Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive compensation paid to him for Fiscal 2014, Fiscal 2015 and Fiscal 2016, (ii) in the case of Mr. Holmes, two times the average of the non-equity incentive compensation paid to him for Fiscal 2015 and Fiscal 2016 and (iii) in the case of Mr. Romenesko and Mr. Regan, the non-equity incentive compensation paid to them for Fiscal 2016 as shown in the Summary Compensation Table.

  3
  The amounts in this column reflect the value of the continued vesting of the restricted stock pursuant to the Company's stock plans if termination is due to Retirement at May 31, 2017, based on the number of shares, multiplied by $34.94 (the closing price of the common stock on May 31, 2017). At May 31, 2017, only Mr. Storch and Mr. Romenesko were eligible for continued vesting upon termination due to Retirement. The other named executive officers would forfeit their restricted stock upon termination of employment until they are eligible for continued vesting upon termination due to Retirement.

  4
  The amounts in this column reflect the value of the continued vesting of options pursuant to the Company's stock plans if termination is due to Retirement at May 31, 2017 based on the difference between the exercise price and $34.94 (the closing price of the common stock on May 31, 2017). At May 31, 2017, only Mr. Storch and Mr. Romenesko were eligible for continued vesting upon termination due to Retirement. The other named executive officers would forfeit their options upon termination of employment until they are eligible for continued vesting upon termination due to Retirement.

  5
  Available if termination is due to Retirement under Mr. Storch's employment agreement.

  6
  Available if termination is due to Disability under the employment agreements for Mr. Storch and Mr. Holmes and the severance and change-in-control agreements for Mr. Romenesko and Mr. Regan.

  7
  The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2017, based on the number of shares, multiplied by $34.94 (the closing price of the common stock on May 31, 2017).

  8
  The amounts in this column reflect the value of continued vesting of options pursuant to the Company's stock plans for one year following termination if termination is due to Disability at May 31, 2017, based on the difference between the exercise price and $34.94 (the closing price of the common stock on May 31, 2017).

Termination of Employment Within 18 Months (24 Months for Mr. Storch) After a Change-in-Control[1]

Named Executive Officer	Salary[2] ($)	Bonus[3] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits ($)	Outplacement Services ($)	280G Gross-Up ($)

David P. Storch	2,505,000	6,044,732	52,385	1,526,405	—	—[4]

Timothy J. Romenesko	1,390,500	3,355,368	44,568	3,532,841	136,746	—

John M. Holmes	927,000	2,365,143	36,959	—	—	—[4]

Robert J. Regan	803,400	1,526,694	27,413	—	63,742	—

Eric S. Pachapa	—	—	—	—	—	—

  1
  These benefits are in addition to the vesting of stock awards shown above in the table for "Equity Vesting — On or After a Change-in-Control."

  2
  Reflects three times salary for Mr. Storch and Mr. Romenesko and two times salary for Mr. Holmes and Mr. Regan.

  3
  Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2017 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount, and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2017 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

  4
  Mr. Storch and Mr. Holmes each have the right under their employment agreements to either (i) receive the full amount of severance benefits following a change-in-control and be responsible for paying the 280G excise tax or (ii) receive the severance benefits up to the maximum amount that can be paid without triggering the 280G excise tax. To receive benefits up to the maximum amount without triggering the excise tax, it is estimated that neither Mr. Storch nor Mr. Holmes would have to forfeit any benefits.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 31, 2017, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table (other than Mr. Sharp who retired from the Company on December 5, 2016), (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Our Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%	Stock Units[2]

Anthony K. Anderson	25,290	—	—

Norman R. Bobins	50,572	—	—

Michael R. Boyce[3]	84,957	—	—

Ronald R. Fogleman	31,406	—	47,767

James E. Goodwin	59,815	—	9,544

John M. Holmes	238,266	—	—

Patrick J. Kelly[4]	66,634	—	—

Duncan J. McNabb	5,625	—	—

Peter Pace	25,048

Eric S. Pachapa	10,154	—	—

Robert J. Regan	229,393	—	—

Timothy J. Romenesko	469,133	1.35%	—

David P. Storch[5]	1,849,226	5.34%	—

Jennifer L. Vogel	12,083	—	—

Marc J. Walfish	107,157	—	35,204

Ronald B. Woodard	20,072	—	—

All directors and executive officers as a group (16 persons)	3,234,831	9.33%	92,515

  1
  Includes (a) unvested restricted shares held by directors and executive officers and (b) the following shares of the identified person that may be acquired within 60 days of July 31, 2017 through the exercise of stock options: Mr. Holmes, 84,921 shares; Mr. Regan, 124,178 shares; Mr. Pachapa, 1,666 shares; Mr. Romenesko, 145,466 shares; Mr. Storch, 439,681 shares; and all directors and executive officers as a group, 795,912 shares.

  2
  Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors' Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

  3
  Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

  4
  Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

  5
  Includes: (a) 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership; (b) 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President; (c) 2,025 shares under the Lorraine Storch Revocable Trust under which Mr. Storch is trustee and a beneficiary; (d) 250,000 shares owned through the Storch Family Dynasty Trust, under which Mr. Storch is trustee and a beneficiary; and (e) 100,793 shares beneficially owned through a limited power of attorney arrangement, as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	4,318,354	12.6%

Dimensional Fund Advisors LP2 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,938,594	8.56%

Franklin Resources Inc.[3] One Franklin Parkway San Mateo, CA 94403	3,729,607	10.9%

Vanguard Group, Inc.[4] 100 Vanguard Blvd. Malvern, PA 19355	2,767,115	8.06%

  1
  Based on a Schedule 13G amendment filed on January 9, 2017, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	4,226,953
• Shared voting power:	0
• Sole dispositive power:	4,318,354
• Shared dispositive power:	0
  2
  Based on a Schedule 13G amendment filed on February 9, 2017, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,848,807
• Shared voting power:	0
• Sole dispositive power:	2,938,594
• Shared dispositive power:	0
  3
  Based on a Schedule 13G amendment filed on January 25, 2017, Franklin Resources, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:
Franklin Resources, Inc.	0
Charles B. Johnson	0
Rupert H. Johnson	0
Franklin Advisory Services, LLC	3,380,707
• Shared voting power:	0
• Sole dispositive power:
Franklin Resources, Inc.	0
Charles B. Johnson	0
Rupert H. Johnson	0
Franklin Advisory Services, LLC	3,729,607
• Shared dispositive power:	0

  4
  Based on a Schedule 13G amendment filed on February 9, 2017, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	39,426
• Shared voting power:	5,990
• Sole dispositive power:	2,723,575
• Shared dispositive power:	43,540

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2017, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2017 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*

Equity compensation plans approved by securities holders	2,333	23.02	2,690

Equity compensation plans not approved by securities holders	—	—	—

Total	2,333	23.02	2,690

  *
  Represents shares under the AAR CORP. 2013 Stock Plan and the AAR CORP. Amended and Restated Stock Benefit Plan. The Company may not grant any future stock awards under the AAR CORP. Amended and Restated Stock Benefit Plan.

STOCKHOLDER PROPOSALS FOR OUR 2018 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2018 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 1, 2018, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2018 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement, must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 16, 2018. The notice of such matter must contain the information required by the By-Laws.

OTHER BUSINESS

Management knows of no other matters that are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,

Robert J. Regan
Vice President, General Counsel and Secretary

August 31, 2017

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2017. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227 2000.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 11, 2017 AAR CORP. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 0000342656_1 R1.0.1.17 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: August 16, 2017 Date: October 11, 2017Time: 9:00 AM CDT Location: AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, IL 60191

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods possession available and follow the instructions. marked by the arrow 0000342656_2 R1.0.1.17 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specia requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. l 1. Notice & Proxy Statement2. Annual Report to Stockholders3. Annual Report on Form 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 27, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Patrick J. Kelly 02 Duncan J. McNabb 03 Peter Pace 04 Ronald B. Woodard The Board of Directors recommends you vote FOR the following proposal: 2. Advisory proposal to approve our Fiscal 2017 executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. Advisory proposal on the frequency of our future executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: 4. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2018. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. 0000342656_3 R1.0.1.17 Voting items

0000342656_4 R1.0.1.17

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AAR CORP. ONE AAR PLACE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Patrick J. Kelly 02 Duncan J. McNabb 03 Peter Pace 04 Ronald B. Woodard The Board of Directors recommends you vote FOR the following proposal: 2. Advisory proposal to approve our Fiscal 2017 executive compensation. The Board of Directors recommends you For 0 2 years 0 For 0 Against 0 3 years 0 Against 0 Abstain 0 Abstain 0 Abstain 0 NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. vote 1 YEAR on the following proposal: 3. Advisory proposal on the frequency of our future executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: 1 year 0 4. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2018. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000342657_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders, Annual Report on Form 10-K is/are available at www.proxyvote.com AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2017 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 11, 2017, at One AAR Place, 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000342657_2 R1.0.1.17